                                                                  Exhibit 10.1

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is made as of this 27th day of February, 1998 ("Effective Date") by and between Green Mountain Ventures I, Ltd., a Texas limited partnership, having a principal place of business at 1000 Central Parkway North, Suite 150, San Antonio, Texas 78232 (hereinafter called "Lessor"), and Business Partner Solutions, Inc., a Texas corporation, having a place of business at 888 Isom Road, San Antonio, Texas 78216-4033 (hereinafter called "Lessee").

     WITNESSETH, that in consideration of the rent and covenants herein reserved and contained on the part of Lessee to be paid, performed and observed, Lessor agrees to demise and lease unto Lessee the Leased Premises (defined below) located in the Green Mountain Business Park ("Business Park") being developed by Lessor.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties agree as follows:

     1.   DEFINITIONS AND BASIC TERMS.  For the purpose of this Lease, the
          ---------------------------
following terms shall have the meanings hereinafter specified:

          (1)  Property: The tract described in Exhibit "A" hereto and depicted
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     on the preliminary site plan attached hereto as Exhibit "B" ("Preliminary
     Site Plan"). Material changes to the Preliminary Site Plan are subject to Lessee's review and reasonable approval, and the modified Preliminary Site Plan will be attached to this Lease as Exhibit "B-1" ("Site Plan"). Lessee shall not have the right to disapprove the changes to the Preliminary Site Plan unless the changes to the Preliminary Site Plan materially alters the Preliminary Site Plan.

          (2)  Building: The 116,102 square foot building located (or to be
               --------
     built by Lessor) on the Property, as generally shown on the Site Plan.

          (3)  Leased Premises: Approximately 87,001 square feet of floor space
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     of the Building (56,463 square feet of office space and 30,538 square feet of warehouse space), said premises being identified on the Site Plan, and to be more particularly identified by the final floor plan to be hereinafter approved by Lessor and Lessee. The Leased Premises shall include the area bounded by the outside surface of any exterior walls of the Building and the centerline of all walls separating such Leased Premises from other areas leased or to be leased to other tenants plus any areas adjacent to the front entrance of the Building which are covered by a roof or awning. The Leased Premises, as shown on
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     the Site Plan, is a material consideration for Lessee entering into this
     Lease, and, except when required by governmental ordinance or law, no material change, alteration or addition shall be made to the Site Plan, including but not limited to the parking area, methods of ingress and egress, direction of traffic, lighting, curbing, building heights and stories, the landscaping or any change which would affect visibility to the Building. Should any such material change, alteration or addition to the Site Plan or the Leased Premises made by or on behalf of Lessor without Lessee's prior written consent (except when such change, alteration or addition is required by governmental law or ordinance), Lessee may seek any remedy it may have in law or equity after sending notice to Lessor of such default and such default shall continue for a period of thirty (30) days after written notice thereof shall be given to Lessor by Lessee.

          (4)  Common Area: Such parking areas, driveways, isles, sidewalks,
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     curbs, delivery passages, loading areas, lighting facilities, greenbelts, and other common and service areas situated on the Property and shown on the approved Site Plan, for use by all tenants of the Building in common.

          (5)  Quasi Common Area:  Such portions of the Common Area such as
               -----------------
     parking areas, entry doors, driveways, delivery passages and loading areas that are designated for the exclusive use of tenants at the Property.

          (6)  Approved Plans: All the construction drawings, plans and
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     specifications, including HVAC, plumbing and electrical plans and specifications, as described on the attached Exhibit "G", as updated and approved in accordance with the approval procedures set forth below.

          (7)  Additional Rent:  All of the additional payments (in addition to
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     Base Rent) payable by Lessee to Lessor in accordance with the provisions of
     Paragraphs 3(c), 8(E), 9(A), 10(A) and 20 below.

          (8)  Lessor's Improvements:  All of the Building improvements to be
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     constructed on the Property, as described in the final Approved Plans.

          (9)  Declaration:  The Declaration of Easements, Restrictions,
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     Covenants, and Conditions for the Green Mountain Business Park
     ("Declaration") which is attached as Exhibit "D" hereto.

     2.   LEASE TERM AND LEASEHOLD IMPROVEMENTS.
          -------------------------------------

          (1)  In consideration of the agreements, terms,
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     provisions and covenants of this Lease, Lessor hereby leases to Lessee, and
     Lessee hereby leases from Lessor, the Leased Premises for an initial term of ten (10) years ("Initial Term"), commencing on the date (the "Commencement Date"), which is the later of (i) the Date of Substantial Completion (as defined in paragraph 2.(D) below) or (ii) June 1, 1998, and which shall expire on the last day of the one hundred and twentieth (120th) full calendar month thereafter (subject to the renewal options set forth below). In addition, Lessor hereby grants to Lessee, its customers, guests, invitees, employees, agents and licensees all easements, rights and privileges appurtenant to the Leased Premises and the Property, including the right to use the parking areas, driveways, roads, alleys and means of ingress and egress as reflected on the Site Plan.

          Notwithstanding the above, Lessee may terminate this Lease at the end of the first five (5) years of the Initial Term by giving Lessor three hundred and sixty (360) days prior written notice of termination, and by paying Lessor, on the date which is one hundred and eighty (180) days prior to the date of termination, the sum of $200,000.00. In addition, Lessee may terminate this Lease at the end of the first seven (7) years of the Initial Term by giving Lessor three hundred and sixty (360) days prior written notice of termination and by paying Lessor, on the date which is one hundred and eighty (180) days prior to the date of termination, the sum of $200,000.00. If Lessee sends notice of termination but fails to deliver the $200,000.00 termination fee then Lessor may, in addition to the remedies set forth herein, reinstate this Lease and Lessee shall be responsible for complying with all the terms of this Lease through the Initial Term and Lessor shall not have the right to sue to collect the $200,000.00 termination fee.

          (2) Within five (5) days after the Effective Date hereof, Lessor hereby agrees to engage the services of a qualified contractor to construct, with diligence and in a good and workmanlike manner, Lessor's Improvements. Lessor has presented to Lessee, and Lessee has heretofore approved, the preliminary Approved Plans. Lessor shall submit all final construction drawings and specifications, including HVAC, plumbing and electrical plans and specifications for Lessee's approval prior to the initiation of construction. Lessee shall review the documentation so submitted for consistency with the preliminary Approved Plans referenced in Exhibit "G". Lessee shall, within five (5) business days after its receipt of such documentation either approve the same, or indicate in writing the specific reasons for Lessee's failure to approve. Lessee shall be required to approve the documentation unless it is inconsistent with the preliminary Approved Plans referenced on
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     Exhibit "G". Lessee's failure to respond within the required time frame shall be deemed to be an approval of the documentation as submitted. At the completion of this approval process Exhibit "G" will be revised and updated to reflect the final Approved Plans agreed to by Lessor and Lessee.

          (3) Lessor shall begin construction of Lessor's Improvements, based on the Approved Plans, within two (2) days after Lessee has approved the final Approved Plans and Lessor's receipt of such municipal permits as are required for the construction of the foundation of the Building ("Foundation Permit"). Lessor shall use its best efforts to obtain, on or before February 2, 1998, the Foundation Permit required for the construction of Lessor's Improvements. If the Foundation Permit is not issued by February 2, 1998, Lessor shall notify Lessee in writing, such notice to be delivered to Lessee on or before February 4, 1998. Lessee may then, at its option, terminate this Lease, whereupon neither Lessee nor Lessor shall have any further rights or obligations hereunder. Lessee's election to terminate may be exercised only by delivering written notice to Lessor within three (3) business days of Lessee's receipt of notification that the required Foundation Permit were not issued by February 2, 1998. If such notice of election to terminate is not so received by Lessor within such three (3) day period, Lessee's option to terminate shall expire, and this Lease shall continue in full force and effect, except that all dates for performance shall be extended by such additional period of time as is required to obtain the Permits, but not to exceed fifteen (15) days in any event. If all of the permits required for the construction of Lessor's Improvements are not procured by March 2, 1998 Lessor shall notify Lessee in writing, such notice to be delivered to Lessee on or before March 5, 1998. Lessee may then, at its option, terminate this Lease, whereupon neither Lessee nor Lessor shall have any further rights or obligations hereunder. Lessee's election to terminate may be exercised only by delivering written notice to Lessor within three (3) business days of Lessee's receipt of notification that the required Foundation Permit were not issued by March 2, 1998. If such notice of election to terminate is not so received by Lessor within such three (3) day period, Lessee's option to terminate shall expire, and this Lease shall continue in full force and effect.

          (4) Lessor shall use its best efforts to cause Lessor's Improvements to be substantially complete on the date (the "Anticipated Date of Substantial Completion") which is the later of (i) June 1, 1998 or (ii) within twenty weeks of receiving the Foundation Permit (which in no event will be later than July 10, 1998). For purposes of this Lease, Lessor's Improvements shall be deemed to be substantially
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     complete on that date (the "Date of Substantial Completion") when (i) they are sufficiently complete so that Lessee can occupy or utilize the Leased Premises for their intended use and (ii) Lessor has obtained a Certificate of Occupancy with respect to the Leased Premises, issued by the appropriate governmental authority having jurisdiction thereof, authorizing Lessee to occupy the Leased Premises for the purposes permitted hereunder.

          (5) In determining the date by which Lessor is obligated to achieve the Anticipated Date of Substantial Completion, allowance has been made in the construction schedule for up to five (5) days of delay for all reasons beyond Lessor's reasonable control ("Excusable Delays"), including, but not limited to, (i) weather-related delays for frost, rain, sleet, excessive winds, or snow which substantially impair Lessor's ability to proceed with any aspect of construction as scheduled or which substantially impair Lessor's ability to enter, maneuver, or work on the site due to wet, frozen, icy or snow-covered ground, and (ii) unusual market conditions affecting the supply of materials or labor, including, but not limited to, manufacturer's or supplier's delays in the delivery of the materials or the unavailability of skilled laborers or tradesmen. In addition, the Anticipated Date of Substantial Completion shall be extended with respect to each change order requested by Lessee, or recommended by Lessor and approved by Lessee, by the time period agreed to by Lessor and Lessee for such period of time as is set forth in such approved change order. If the aforementioned five (5) days of Excusable Delay are encountered, (i) Lessor shall provide to Lessee an accounting of the days Lessor encounters all Excusable Delays during the construction process, (ii) the Anticipated Date of Substantial Completion shall be extended by one (1) day for each additional day of Excusable Delay reported by Lessor. Upon written request by Lessee, Lessor shall provide periodic updates of the construction delivery schedule not more often than monthly.

          (6) If the Date of Substantial Completion (excluding minor punchlist items and minor improvements) has not occurred by July 10, 1998, then Lessor agrees to pay to Lessee, on the Date of Substantial Completion, a delay penalty in an amount equal to $1,000.00 per day for each day after July 10, 1998 until the Date of Substantial Completion or the Outside Date if Lessee terminates this Lease as provided in the following sentence. In the event the Date of Substantial Completion has not occurred for any reason on or before August 20, 1998 ("Outside Date"), Lessee may, at its option, terminate this Lease on or before August 25, 1998, whereupon neither Lessee nor Lessor shall have any further rights or obligations hereunder.

          (7) If the Approved Plans are modified by a change order requested by Lessee, or recommended by Lessor and approved by Lessee, Lessee may order changes to the Approved Plans consisting of additions, deletions or modifications of the Approved Plans providing the following conditions are fulfilled:

               1. All change orders must be in writing and executed by Lessor and Lessee.

               2. Lessor shall charge a fee of ten percent (10%) of the cost to complete the extra work done or extra material furnished pursuant to the change order. Lessor shall be responsible for paying the contractors performing the extra work done or extra material furnished.

               3. All extra work done and extra material furnished pursuant to the change order shall be paid for in advance.

               4. If a change order results in a decrease of the costs of Lessor's Improvements then the money saved due to the decrease of the costs of Lessor's Improvements shall result in a reduction in the Base Rent over the Initial Term or be offset against the cost of extra work done or extra material furnished as provided in paragraph 2(G)(iv)

          (8) Lessee may at its option, terminate this Lease on or before March 15, 1998, in the event Lessee does not receive ad valorem tax abatements from the City of San Antonio or other taxing authorities. If Lessee exercises it option to terminate this Lease then Lessee shall send written notice to Lessor of its intention to terminate the Lease on or before March 15, 1998 and pay Lessor the sum of $500,000.00 in cash on or before March 15, 1998 whereupon neither Lessee nor Lessor shall have any further rights or obligations hereunder. If Lessor does not receive the written notice of termination from Lessee and the $500,000.00 in cash from Lessee on or before March 15,1998 then Lessee's option to terminate this Lease shall automatically terminate without notice to Lessee.

     3.   BASE RENT.
          ---------

          (1) During the first five (5) years of the Initial Term (and, in addition, any partial month during after the Commencement Date), Lessee covenants with Lessor to pay for the Leased Premises at the rate of Six Hundred Fifteen Thousand Fifty Dollars and No/100 ($615,050.00) per year, payable in equal monthly installments of Fifty-One Thousand Two Hundred Fifty-Four Dollars and 17/100 ($51,254.17) per month ("Base Rent").

          (2) During the second five (5) years of the Initial Term, Lessee covenants with Lessor to pay for the Leased Premises at the rate of Six Hundred Seventy-Six Five Hundred Fifty-Five Dollars and No/100 ($676,555.00) per year, payable in equal monthly installments of Fifty-Six Thousand Three Hundred Seventy-Nine Dollars and 58/100 ($56,379.58) ("Base Rent").

          (3) The monthly rental payment for the first month of this Lease shall be pro rated and payable on the Commencement Date of this Lease, and thereafter each installment of Base Rent and each monthly payment of Additional Rent shall be paid in advance on or before the first day of each and every calendar month during the Initial Term of this Lease (or any extended term). If Base Rent and Additional Rent are not received by Lessor within ten (10) business days after the due date, Lessee shall pay a late charge equal to five percent (5%) of the late payment. If Lessee fails to perform any of its obligations under this Lease, Lessor may, but shall not be required to, discharge such obligations and the cost thereof shall be paid by Lessee to Lessor as Additional Rent on the due date of the next monthly rental payment.

          (4) Lessee may, at its option, reduce the Base Rent payable hereunder by paying Lessor prepaid Base Rent. For each $100,000.00 of Base Rent prepaid by Lessee to Lessor, the Base Rent for the first five (5) years of the Initial Term will be recalculated and reduced by thirty and one-half cents ($.305) per square foot, and for the second five (5) years of the Initial Term the Base Rent will be recalculated and reduced by thirty-three and one-half cents ($.335) per square foot. Lessee may not pay more than $1,800,000.00 to Lessor to reduce the Base Rent. Lessee shall notify Lessor in writing of its intention to prepay a portion of the Base Rent within ninety (90) days after the Effective Date of this Lease, and shall pay Lessor such amount of prepaid Base Rent, as selected by Lessee, on the Commencement Date. Remaining Base Rent due shall then be recalculated in accordance with this paragraph, and shall be documented in an amendment to this Lease which shall be executed by Lessor and Lessee.

     4.   OPTION TO RENEW.  Lessee shall have the right and option to extend the
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term of this Lease for two (2) renewal terms of five (5) years each upon the same terms and conditions as herein set forth, except for an adjustment in the Base Rent as set forth below. To exercise such renewal options, Lessee must give Lessor written notice of its intention to renew at least one hundred and eighty (180) days before the scheduled expiration of the Initial Term of this Lease, or at least one hundred and eighty (180) days before the expiration of first renewal term, whichever is applicable. The annual Base Rent, payable in equal monthly installments during each renewal, term shall be one hundred fifteen percent (115%) of the Base Rent being paid in the year before the renewal.

     5.   SECURITY DEPOSIT. If Lessee shall default hereunder with respect to
          ----------------
the payment of Base Rent, or with respect to any other payment of money due by Lessee hereunder, and if such default is not cured within any applicable grace period, Lessee shall, within ten (10) days of written demand from Lessor, deposit with Lessor the sum of the Base Rent for the month in which the alleged default occurred ("Security Deposit") as security for the full and faithful performance of every provision of this Lease to be performed by Lessee. If Lessee thereafter defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Base Rent, and if such default is not cured within any applicable grace period, Lessor may, within ten (10) days after notice to Lessee use, apply or retain all or any part of this Security Deposit for the payment of any Base Rent and any other sum in default, or for the payment of any other amount which Lessor may spend or become obligated to spend by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer by reason of Lessee's default. If any portion of said Security Deposit is so used or applied, Lessee shall within five (5) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount, and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep this Security Deposit separate from its general funds, and Lessee shall not be entitled to interest on the Security Deposit. Any security deposit held by Lessor shall be returned to Lessee within two (2) weeks of the expiration or termination of this Lease and the performance by Lessee of its obligations hereunder.

     6.   HOLDOVER TENANCY.  If Lessee retains possession of the Leased Premises
          ----------------
or any part thereof after the expiration of the term or the earlier termination of this Lease, without Lessor's prior written consent, Lessee (without prejudice to any of Lessor's other rights and remedies) shall pay to Lessor (i) an amount per month equal to one hundred twenty-five percent (125%) of the Base Rent payable with respect to the Leased Premises during the last month of the term and (ii) all Additional Rent for such period.

     7.   UTILITIES.
          ---------

     During the term of this Lease, Lessee shall pay, directly to the applicable utility provider, all separately metered utility charges incurred by Lessee in connection with the Leased Premises. The parking lot lights on the Common Area will be connected to the Lessee's electric meter and Lessee will be responsible for paying the electric charges for the parking lot lights. No interference, interruption, or curtailment of any utilities at the Leased Premises shall constitute a basis for constructive eviction or rental abatement, unless the same are due to the willful misconduct or negligence of Lessor, its agents or employees, and unless, after receipt of written notice thereof, Lessor fails to make reasonable and timely efforts to remedy same, nor shall Lessor be liable for damages in connection with such interference, interruption or curtailment unless same are the result of negligence on the part of Lessor, its agents or employees. Lessor, as part of Lessor's Improvements, agrees to provide separate meters for all utilities provided to the Leased Premises.

     8.   COMMON AREA.
          -----------

          (1) Lessor shall substantially complete the Common Area prior to the Commencement Date. Lessor shall not materially change or alter the dimensions and location of the Common Area without the prior written consent of Lessee. No public telephones, newspaper machines, vending machines, signage, kiosks, outdoor selling areas (whether seasonal or permanent) or other obstruction shall be permitted on the Common Area, except as may be otherwise expressly set forth in this Lease. Lessor reserves the right to designate certain parts of the Common Area as Quasi Common Area for the use of specific tenants such as designated parking areas.

          (2) Lessee, and its employees, customers, subtenants, licensees and concessionaires shall have the nonexclusive right to use the Common Area, such use to be in common with Lessor, other tenants of the Building, and other persons entitled to use the same by virtue of Lessor's express permission, and subject to such reasonable rules and regulations governing use as Lessor may, from time to time, prescribe. Lessee shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area. Lessor shall require similar agreements and standards from any other tenant in the Building. Lessor may temporarily close any part of the Common Area for such periods of time as may be reasonably necessary to make repairs or alterations to the Common Area or the Building; provided that such closure shall not adversely affect, reduce or restrict Lessee's parking or access to the Building.

          (3) As part of the Site Plan approval process, Lessor and Lessee shall agree to specific exclusive designated areas in which automobiles owned by Lessee, its employees, subtenants, licensees and concessionaires shall be parked, and Lessee shall use reasonable efforts to see that such automobiles are parked in such areas. Upon request, Lessee shall furnish to Lessor a complete list of the license numbers of all automobiles operated by Lessee, its employees, and subtenants. Lessor hereby designates the parking spaces marked on the Site Plan as "Lessee Exclusive Parking Area" as Quasi Common Area in favor of Lessee, and Lessee, its employees, subtenants, licensees and concessionaires shall have the exclusive right to use such designated parking spaces. All remaining parking area in the Common Area other than Lessee's exclusive parking area shall be Quasi Common Area for the remaining tenants of the Building to be used as an exclusive parking area.

          (4) The Common Area shall be and remain under Lessor's sole operation and control, and Lessor shall adequately maintain and repair the same utilizing the funds described hereafter. As used in this Lease, the term "common area costs" shall mean the total of all items of expense relating to operating, managing, equipping, policing and protecting (if Lessor so elects), repainting, repairing, replacing, and maintaining the Common Area in the same condition as when originally installed (normal wear and tear excepted, and excluding items of a capital nature such as the replacement or repair of utility lines, or the replacement of the parking lot), and the cost of painting the readily visible portions of the exterior walls of the Building (exclusive of structural repairs and/or refurbishments). Such common area costs shall also include, removal of rubbish, dirt, and debris not generated by a tenant pursuant to the use of its lease space (Lessor will not place trash receptacles on the Property for the use of the tenants and each tenant, including, Lessee, will be responsible for engaging the services of a waste disposal company to provide a trash receptacle and to remove the contents of the trash receptacle on a regular schedule); costs of planting, replanting, and replacing flowers and landscaping, and supplies required therefor; costs of painting any of the foregoing items and striping the parking lot; all costs of utilities used in connection the maintenance of the Common Area; all costs of maintaining speed ramps (if any), lighting facilities which are not separately metered to Tenant, and storm drainage systems; all premiums for liability and property damage insurance as provided herein; ad valorem taxes on the Property and Building as provided herein; and management fees not to exceed two percent (2%) of the Base Rent.

          (5) Effective on the Commencement Date, and as Additional Rent hereunder (payable at the same time or times as Base Rent), Lessee shall pay to Lessor its proportionate share of the common area costs (based upon Lessor's good faith estimates made prior to or at the Commencement Date, and from time to time thereafter, subject to adjustment as hereinafter provided in the next paragraph). Lessee's proportionate share shall be equal to the product obtained by multiplying such common area costs by a fraction, the numerator of which shall be the total number of square feet of floor area in the Leased Premises, and the denominator of which shall be the total number of square feet of the gross leasable floor area in the Building. Notwithstanding the above, prior to December 31, 1999, common area costs shall not exceed $0.588 per square foot of the Leased Premises, and thereafter, annual increases in Lessee's share of such common area costs shall not exceed an amount equal to 5% of the common area costs attributable to Lessee for the previous year. For partial calendar years occurring during the first and last years of the primary term or any extension periods, if applicable, the expense stop for the common area costs payable for such partial years shall be appropriately prorated for the purposes of calculating common area costs owed by Lessee due for such partial calendar year.

          (6) Within sixty (60) days following the end of each calendar year, Lessor shall furnish to Lessee a statement showing the total common area costs for the calendar year just expired, the amount of Lessee's share of such common area costs, and payments made by Lessee during such calendar year under the preceding paragraph. If Lessee's share of such common area costs for such calendar year shall exceed Lessee's payment so made, Lessee shall pay to Lessor the deficiency within fifteen (15) days after receipt of said statement. If Lessee's payments shall exceed Lessee's share of such common area costs as shown on such statement, Lessee shall be entitled to offset the excess against payments next thereafter becoming due if this Lease is in effect, or such excess shall be refunded by Lessor if this Lease has been terminated or if the term of this Lease has expired. The common area costs shall be subject to reasonable audit by Lessee, at Lessee's expense, as set forth in Paragraph 11 below. Lessor shall use diligent efforts to minimize such costs of operation and maintenance in a manner consistent with good commercial building practices in the community where the Building is located.

          (7) At the option of Lessor, Lessor may grant an easement to the owners' association that will be established in connection with the Declaration over and across the part of the common area adjacent to Loop 1604 and East Campus Drive for the purpose of an entryway. If an easement is granted to the owners' association then the property subject to the easement shall be maintained by the owners' association and if the owners' association intends to construct a wall or monument on the property subject to the easement then Lessee shall have the right to approve the height of the wall or monument.

     9.   TAXES TO BE REIMBURSED OR PAID BY LESSEE.
          ----------------------------------------

          (1) In addition to the Base Rent provided for in paragraph 3 hereof, Lessee agrees to pay to Lessor the following as Additional Rent:

               1. Lessee shall pay its proportionate share of all real property taxes and assessments which may be levied or assessed by any lawful authority against the Property and Building for each calendar year or tax year during the term hereof ("Tax Cost"), together with reasonable attorney's fees and other expenses incurred by Lessor in contesting any such taxes and assessments, provided such contest does not result in an increase of Tax Cost to Lessee. Lessee's proportionate share shall be equal to the product obtained by multiplying such ad valorem taxes and assessment (and reasonable pro-rata expenses incurred by Lessor to contest same, and provided that such reasonable expenses are only reimbursable by Lessee if a tax savings was achieved as a result of such contest) by a fraction, the numerator of which shall be the total number of square feet of floor area in the Leased Premises, and the denominator of which shall be the total number of square feet of the gross leasable floor area in the Building. Should the State of Texas or any political subdivision thereof, or any other governmental authority having jurisdiction thereover, impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals payable by tenants in the Building to Lessor, in substitution for the taxes and assessments levied or assessed against the Property and the Building, such new tax and/or assessment shall be covered by this paragraph.

               2. Lessee's proportionate share of all real property taxes and assessments (and expenses incurred by Lessor to contest same as described above) during the term hereof, shall be paid in monthly installments at the same time the Base Rent is paid, in an amount estimated by Lessor based on previous year tax assessments. Said funds may be commingled with the funds of Lessor and/or deposited with Lessor's mortgagee as an escrow deposit, and Lessee shall be entitled to no interest thereon. Upon receipt of all tax bills, assessment bills and other expenses attributed to such taxes during any calendar year or tax year during the term hereof, Lessor shall furnish Lessee with a written statement of the actual amount of Lessee's proportionate share of the taxes, assessments and expenses for such year. If the total amount paid by Lessee under this paragraph for any calendar year or tax year during the term of this Lease shall be less than the actual amount due from Lessee for such year as shown on such statement, Lessee shall pay to Lessor the deficiency within thirty (30) days after demand therefor by Lessor; and if the total amount paid by Lessee hereunder for any such calendar year or tax year, is in excess of the actual amount due, such excess shall be credited by Lessor to the monthly installment(s) next thereafter becoming due from Lessee under this paragraph if this Lease is in effect, or such excess shall be refunded by Lessor if this Lease has been terminated or if the term of this Lease has expired. For the calendar years and tax years in which this Lease commences and terminates, the provisions of this paragraph shall apply, and Lessee's liability for its proportionate share of any tax assessments for such year shall be subject to a prorata adjustment based on the number of days of said calendar or tax year during which the term of this Lease is in effect. A copy of a tax bill or assessment bill submitted by Lessor to Lessee shall at all times be sufficient evidence of the amount of taxes and/or assessments levied or assessed against the property to which such bill relates. Prior to or at the commencement of the term of this Lease and from time to time thereafter throughout the term hereof, Lessor shall notify Lessee in writing of Lessor's estimate of Lessee's monthly installments due hereunder. Lessor's and Lessee's obligations under this paragraph shall survive the expiration of the term of this Lease.

               3. Notwithstanding the foregoing, Lessee shall not be responsible for the payment of its proportionate share of the ad valorem taxes associated with the Property and Building which exceeds $86,500.00 for the tax year 1999. If Lessee's proportionate share of the ad valorem taxes associated with the Property and Building exceeds $86,500.00 for the tax year 1999, then Lessee shall pay such excess amount, but the Base Rent thereafter due by Lessee for each month remaining in the Initial Term shall be decreased by an amount equal to the amount of Lessee's proportionate share of the ad valorem taxes that exceeds $86,500.00 spread over the number of months remaining in the Initial Term.

          (2) Lessee shall be liable for all taxes levied against personal property and trade fixtures placed by Lessee in the Leased Premises, such taxes to be paid directly by Lessee and not as part of the Additional Rent. If any such taxes for which Lessee is liable are levied against Lessor or Lessor's property, and if Lessor is required to pay the same or if the assessed value of Lessor's property is increased by inclusion of personal property and trade fixtures placed by Lessee in the Leased Premises and Lessor elects to pay the taxes based on such increase, Lessee shall pay to Lessor, upon demand, that part of such taxes for which Lessee is primarily liable hereunder.

          (3) Lessee may, at its sole cost and expense, and upon the receipt of prior written approval of Lessor, such approval not to be unreasonably withheld, contest any real estate taxes against the Property and/or the Building, and attempt to obtain a reduction in the assessed valuation of the Property and/or the Building for the purpose of reducing any such tax assessment. In the event Lessor approves such contest, and upon the request of Lessee, but without expense or liability to Lessor, Lessor shall cooperate with Lessee and execute any document which may be reasonably necessary and proper for any proceeding. If a tax reduction is obtained, there shall be a subsequent reduction in Lessee's proportionate taxes and assessments for such year, and any excess payments made by Lessee shall be refunded by Lessor, without interest, when all refunds to which Lessor is entitled from the taxing authority with respect to such year have been received by Lessor.

     10.  INSURANCE PREMIUMS TO BE REIMBURSED BY LESSEE.
          ---------------------------------------------

          (1) In addition to the Base Rent provided for in paragraph 3 hereof, Lessee agrees to pay to Lessor the following as Additional Rent:

               1. Lessee shall pay its proportionate share of all premiums paid by Lessor for fire and extended coverage insurance for the Building and Property during the term hereof in such reasonable amounts as determined by Lessor's mortgagee. Lessee's proportionate share shall be equal to the product obtained by multiplying such insurance costs by a fraction, the numerator of which shall be the total number of square feet of floor area in the Leased Premises, as determined by paragraph 1(c) and the denominator of which shall be the total number of square feet of the gross leasable floor area in the Building. Notwithstanding the foregoing allocation formula, Lessee shall pay as Additional Rent one hundred percent (100%) in any increase of insurance costs directly attributable to the manner of Lessee's use of the Leased Premises, other than its mere occupancy thereof for general office/warehouse purposes. Lessor shall provide Lessee with all available documentation

          (including insurance service organization rate schedules and/or inspection reports) in connection with any such surcharge prior to the Commencement Date of this Lease, and the same shall be subject to the reasonable approval of Lessee in all respects.

               2. Lessee's proportionate share of all such premiums during the term hereof shall be paid in monthly installments at the same time the Base Rent is paid. Said funds may be commingled with the funds of Lessor and/or deposited with said mortgagee as an escrow deposit, and Lessee shall be entitled to no interest thereon. Upon receipt of statements for such premiums attributed to any calendar year during the term hereof, Lessor shall furnish Lessee with a written statement of the actual amount of Lessee's proportionate share of such insurance premiums for such year. If the total amount paid by Lessee shall be less than the actual amount due from Lessee for such year, Lessee shall pay to Lessor the deficiency within thirty (30) days after demand therefor by Lessor; and if the total amount paid by Lessee hereunder for any such calendar year is in excess of the actual amount due, such excess shall be credited by Lessor to the monthly installment(s) next thereafter becoming due from Lessee under this paragraph if this Lease is in effect or such excess shall be refunded by Lessor if this Lease has been terminated or if the term of this Lease has expired. For the calendar years in which this Lease commences and terminates, the provision of this paragraph shall apply, and Lessee's liability for its proportionate share of any such insurance premiums for such year shall be subject to a prorata adjustment based on the number of days of said calendar year during which the term of this Lease is in effect. A copy of the insurance company billing statement or premium notice submitted by Lessor to Lessee shall at all times be sufficient evidence of the amount of insurance premiums to be reimbursed to Lessor hereunder. Prior to or at the commencement of the term of this Lease, and from time to time thereafter throughout the term hereof, Lessor shall notify Lessee in writing of Lessor's estimate of Lessee's monthly installments due hereunder. Lessor's and Lessee's obligations under this paragraph shall survive the expiration of the term of this Lease.

     11.  AUDIT.  Lessee shall have the right not more than one (1) time per
          -----
year, at Lessee's sole cost and expense (except as set forth herein), at Lessor's office or at the office of Lessor's agent, to audit, inspect and copy the books and records of Lessor with respect to any cost or item which is passed through to Lessee under this Lease, upon thirty (30) days advance written notice by

Lessee to Lessor. Lessor shall cooperate with Lessee in providing Lessee reasonable access to its books and records during normal business hours for this purpose. If the results of the audit show an overcharge to Lessee of more than five percent (5%) of the actual amount owed by Lessee, then Lessor shall pay the reasonable costs of such audit, and Lessor shall credit or refund to Lessee any overcharge of such items as discovered by the audit within thirty (30) days of completion of such audit. In the event such audit discloses an undercharge of such items as billed to Lessee, Lessee shall pay Lessor the amount of such undercharge within thirty (30) days of completion of such audit.

     12.  MAINTENANCE. Lessor covenants and agrees, at its expense and without
          -----------
reimbursement or contribution by Lessee, to keep and maintain in good condition and repair, and replace if necessary, (i) the structural systems of the Building including, without limitation, the roof, roof membrane, roof covering (including interior ceiling if damaged by leakage), load-bearing walls and floor slabs, and masonry walls and foundations, (ii) the exterior and below floor slab portions of the plumbing system, (iii) the below floor slab portions of the electrical system servicing the Building, and all conduits from the public utility transformer poles to the Building and (iv) the underground sprinkler mains. Notwithstanding the foregoing, Lessee shall be responsible to perform repairs to any of the foregoing items which are necessitated solely as a result of the acts, omissions, or sole or negligence of Lessee, its agents, contractors, employees, licensees, concessionaires, subtenants, or customers, it being agreed that in the instance of concurrent negligence, Lessor and Lessee shall each bear their proportionate share of the costs of such repairs. In the event the described portions of the Leased Premises become out of repair, and not in good working condition, due to either the failure of Lessor to comply with the terms of this paragraph, or a latent defect, then Lessor shall perform or cause to be performed any and all repairs necessary to restore the Leased Premises to a state of good condition and repair. If, following Lessee's delivery to Lessor of written notice of such condition, Lessor fails to prosecute the repairs required hereunder diligently and continuously until completion within thirty
(30) days of such notice (provided, in the event such repairs are not susceptible to cure within such thirty (30) day period, then Lessor shall be permitted such time as is reasonably necessary to repair such items so long as Lessor commences such cure within such thirty (30) day period, diligently pursues such cure and, in fact, cures such condition within a reasonable period of time), Lessee may prosecute such repairs itself and, after submitting a final bill to the Lessor for such work, Lessor shall pay the bill for such repair work within thirty (30) days after the Lessor receives the same. Notwithstanding the foregoing, in the case of a casualty event which creates imminent danger to persons or property, as applicable to a portion of the Leased Premises for which Lessor is obligated to repair, Lessee shall provide Lessor with twenty-four (24) hours prior notice (which notice may be oral, but which must be immediately followed by written notice) of such event and the need for immediate repairs, and if Lessor fails to respond to Lessee's notice by initiating repair work as may be necessary within twenty-four (24) hours after Lessor receives such notice, Lessee shall have the right to prosecute any and all necessary repairs relating to such event, and, Lessor shall pay the bill for such repair work within thirty (30) days after the Lessor receives the same.

     Lessee agrees at its own expense to keep the interior of the Leased Premises and Common Area immediately adjacent to the front entrance to the Building in a clean and healthy condition.

     13.  ACCEPTANCE OF PREMISES.  Lessee agrees to accept the Leased Premises
          ----------------------
in its "as is" condition with all faults and no warranties either express or implied, except as may be otherwise expressly set forth in this Lease, and except for (a) the presence of any Hazardous Materials (as hereinafter defined), and (b) latent defects provided, however, that Lessor will warrant that, to the best of Lessor's knowledge, the structural and exterior portions of the Leased Premises, including without limitation the roof (hereinafter, the "Structural Portions of the Leased Premises") are in reasonably good working condition and order as of the Commencement Date, and Lessor has received no notice that the Property is not in compliance with all existing laws, codes, regulations and ordinances of any governmental authorities. In the event Lessee discovers any Hazardous Materials on the Property, and the removal of same would delay the Commencement Date beyond the Outside Date, or otherwise adversely affect Lessee, then Lessee shall have the right to terminate this Lease by delivering written notice to Lessor at least ten (10) days prior to the date of termination if Lessor does not provide reasonable assurances that the Commencement Date will occur prior to the Outside Date. At the end of the term or other expiration of this Lease, Lessee will surrender and deliver up the Leased Premises to Lessor in the same condition and repair, reasonable and ordinary wear and tear, and damage by fire or casualty, excepted.

     14.  INDEMNITY/LIABILITY INSURANCE.  LESSEE HEREBY INDEMNIFIES AND HOLDS
          -----------------------------
LESSOR, ITS SUCCESSORS AND ASSIGNS AND OFFICERS, PARTNERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND EXPENSES, INCLUDING ATTORNEY'S FEES, LIABILITIES, LOSSES, DAMAGES, SUITS, ACTIONS, FINES, PENALTIES, CLAIMS OR DEMANDS OF ANY KIND AND ASSERTED BY OR ON BEHALF OF ANY PERSON, INDEPENDENT CONTRACTOR OR GOVERNMENTAL AUTHORITY, ARISING FROM ANY BREACH OR DEFAULT BY LESSEE OF THIS LEASE OR THE OPERATION OR MAINTENANCE OF THE LEASED PREMISES, OR THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSEE OR ITS

AGENTS, EMPLOYEES OR CONTRACTORS IN OR ABOUT THE LEASED PREMISES. IN THE EVENT ANY ACTION OR PROCEEDING SHALL BE BROUGHT AGAINST LESSOR, ITS SUCCESSORS AND ASSIGNS AND OFFICERS, PARTNERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS, BY REASON OF ANY SUCH CLAIM, LESSEE SHALL DEFEND THE SAME AT LESSEE'S EXPENSE BY COUNSEL REASONABLY SATISFACTORY TO LESSOR. LESSOR HEREBY INDEMNIFIES AND HOLDS LESSEE, ITS AGENTS AND EMPLOYEES, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND EXPENSES, INCLUDING ATTORNEY'S FEES, LIABILITIES, LOSSES, DAMAGES, SUITS, ACTIONS, FINES, PENALTIES, CLAIMS OR DEMANDS OF ANY KIND AND ASSERTED BY OR ON BEHALF OF ANY PERSON, INDEPENDENT CONTRACTOR OR GOVERNMENTAL AUTHORITY, ARISING FROM ANY BREACH OR DEFAULT BY LESSOR OF THIS LEASE OR THE MAINTENANCE OF THE LEASED PREMISES. IN THE EVENT ANY ACTION OR PROCEEDING SHALL BE BROUGHT AGAINST LESSEE BY REASON OF ANY SUCH CLAIM, LESSOR SHALL DEFEND THE SAME AT LESSOR'S EXPENSE BY COUNSEL REASONABLY SATISFACTORY TO LESSEE. In addition, Lessee at its expense, shall maintain liability insurance for injuries to any person or persons and property with combined single limits of not less than One Million and 00/100 ($1,000,000.00) Dollars, and furnish a certificate of insurance evidencing such coverage to Lessor, and naming Lessor as an additional insured (provided that such insurance may be maintained under blanket policies, and Lessor's right of recovery thereunder is limited to the amounts required to be maintained under this Lease as set forth above). The certificate shall specify thirty (30) days written notice to Lessor of cancellation or material changes in the policy. Lessor agrees that it will promptly advise Lessee of any claims against Lessor in connection with the Leased Premises, for which Lessee is responsible for hereunder so that Lessee may assume the defense of the same in a timely manner.

     LESSOR HEREBY INDEMNIFIES AND HOLDS LESSEE, ITS SUCCESSORS AND ASSIGNS AND OFFICERS, PARTNERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND EXPENSES, INCLUDING ATTORNEY'S FEES, LIABILITIES, LOSSES, DAMAGES, SUITS, ACTIONS, FINES, PENALTIES, CLAIMS OR DEMANDS OF ANY KIND AND ASSERTED BY OR ON BEHALF OF ANY PERSON, INDEPENDENT CONTRACTOR OR GOVERNMENTAL AUTHORITY, ARISING FROM ANY BREACH OR DEFAULT BY LESSOR OF THIS LEASE, OR THE OPERATION OR MAINTENANCE OF THE LEASED PREMISES, OR THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR OR ITS AGENTS, EMPLOYEES OR CONTRACTORS IN OR ABOUT THE LEASED PREMISES. IN THE EVENT ANY ACTION OR PROCEEDING SHALL BE BROUGHT AGAINST LESSEE, ITS SUCCESSORS AND ASSIGNS AND OFFICERS, PARTNERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS, BY REASON OF ANY SUCH CLAIM, LESSOR SHALL DEFEND THE SAME AT

LESSOR'S EXPENSE BY COUNSEL REASONABLY SATISFACTORY TO LESSEE. IN THE EVENT ANY ACTION OR PROCEEDING SHALL BE BROUGHT AGAINST LESSEE BY REASON OF ANY SUCH CLAIM, LESSOR SHALL DEFEND THE SAME AT LESSOR'S EXPENSE BY COUNSEL REASONABLY SATISFACTORY TO LESSEE.

     15.  DESTRUCTION OF PREMISES.  Risk of loss shall remain with Lessor until
          -----------------------
the Commencement Date. After the Commencement Date, if the Leased Premises are damaged, destroyed or rendered wholly or partially untenantable for Lessee's intended use, by fire or other casualty, insured or which should have been insured under the coverage Lessor is obligated to carry pursuant to Paragraph 10 of this Lease, then after written notice of the casualty events from Lessee to Lessor, Lessor shall commence repair of the Leased Premises within a reasonable period of time following Lessor's receipt of the permits necessary to perform such restoration, and its receipt of insurance proceeds (or the availability of such proceeds in the event the insurer or Lessor's lender requires such proceeds to be escrowed), and restore the Leased Premises to substantially the same condition in which the Leased Premises were in immediately prior to the occurrence of the casualty, except as otherwise provided in this paragraph, within a reasonable period of time following the commencement of such restoration. Lessor's obligation to rebuild is limited to the extent that insurance proceeds are available and sufficient to restore the Leased Premises. In the event Lessor fails to commence such restoration within one hundred twenty
(120) days following the casualty (or such longer period of time as reasonably necessary in the event Lessor is delayed solely due to the failure of the applicable municipal authorities to issue permits for Lessor to commence such restoration, such longer period not to exceed thirty (30) days) and/or Lessor fails to complete such restoration and tender possession of the Leased Premises to Lessee within one (1) year following such casualty event, then in either of such events, Lessee shall be entitled to terminate this Lease upon written notice to Lessor. From the date of such casualty, until the Leased Premises are so repaired and restored, rent and all other charges and items payable hereunder shall abate in such proportion as the part of the Leased Premises thus destroyed or rendered untenantable bears to the total Leased Premises. However, if fifty percent (50%) or more of the Leased Premises (based upon the cost to replace the Leased Premises damaged or destroyed, as compared with the market value of the improvements on the Leased Premises immediately prior to such fire or other casualty, as shown by certificate of Lessor's architect), is destroyed or rendered untenantable by fire or other casualty during the last year of the term, or during the last year of any extension term of this Lease, then Lessor or Lessee shall have the right to terminate this Lease effective as of the date of the casualty, by giving written notice of termination to the other within thirty (30) days of such casualty; provided, however, Lessee shall have the right to nullify any Lessor termination by exercising an option to extend this Lease (if available). If the notice of termination is given within this thirty (30) day period, this Lease shall terminate, and rent and all other charges shall abate as aforesaid from the date of such casualty, and Lessor shall promptly repay to Lessee any Base Rent paid in advance which has not been earned as of the date of such casualty. If the notice is not given, and Lessor is required or elects to repair or rebuild the Leased Premises as herein provided, then Lessee shall, promptly after Lessor's completion of its restoration obligations and delivery of the Leased Premises to Lessee, repair and replace Lessee's property at the Leased Premises to at least their condition prior to the damage or destruction. Notwithstanding the foregoing, in the event the holder of any mortgage lien on the Leased Premises requires that the insurance proceeds be applied to such indebtedness, and Lessor does not desire to use other funds to reconstruct, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee within thirty (30) days following the determination of same by the holder of such mortgage lien, whereupon all rights and obligations of either party hereunder shall cease.

     16.  EMINENT DOMAIN.  In the event the Leased Premises or a substantial
          --------------
portion thereof, which renders the balance economically unusable by Lessee for the conduct of its business, are taken under the power of eminent domain for any public or quasi-public use, then Lessee may, at its option, terminate and cancel this Lease by giving Lessor notice in writing, by registered or certified mail, within thirty (30) days of Lessee's receipt of notice of the condemnation from Lessor. If Lessee so elects to terminate this Lease, said termination shall be effective upon the date that the condemning authority takes possession of the condemned property and thereupon both parties shall be relieved of any further obligation under this Lease, except that the parties shall fulfill all of their obligations hereunder to be performed to the date of such termination. In the event this Lease is not terminated and canceled after a condemnation of a portion of the Leased Premises, the Base Rent due hereunder shall be reduced in proportion to the area of the Leased Premises taken, effective on the date physical possession is taken by the condemning authority.

     Lessee may file a separate claim for any of its leasehold interest hereunder, leasehold improvements constructed by Lessee or constructed at Lessee's expense, its trade equipment, machinery and fixtures and relocation expenses.

     If this Lease is not terminated as provided hereinabove, Lessor shall use its best efforts to promptly and diligently restore the Leased Premises, or the building in which they are located, to a condition as similar as possible to that existing prior to the taking and suitable for the use intended hereunder.

     17.  ALTERATIONS.  Lessor agrees that Lessee may at its own expense, from
          -----------
time to time during the term hereof, make such interior alterations and changes in and to the Leased Premises, as it finds necessary or convenient for its purposes, provided that such interior alterations, additions or changes shall not lessen the value of the building in which the Leased Premises is located; provided, however, that Lessee shall not make structural changes or alterations or non-structural changes or alterations costing in excess of $7,500.00 without the prior written consent of Lessor, which shall not be unreasonably withheld or delayed. Any structural alterations, additions and changes shall remain on the Leased Premises at the end of the term of this Lease, or any renewal term hereof, and shall be considered as improvements to and become a part of the real estate of Lessor. Lessee agrees that any interior alterations, additions and changes aforesaid made by it will be erected or made in a first-class, workmanlike manner and all shall be subject to the terms and conditions of this Lease. Lessee may not expand the Leased Premises without the prior written consent of Lessor.

     It is understood and agreed, however, that all trade equipment, machinery and fixtures of every kind and description placed in and upon the Leased Premises by Lessee during the term of this Lease, shall be and remain personal property belonging to Lessee, and, at the expiration or termination of the term of this Lease, or any renewal hereof, Lessee shall have the right to remove such personal property from the Leased Premises, and shall restore and repair, at its expense, any damage to the Leased Premises directly caused by the removal of such items of personal property.

     18.  LESSOR'S ACCESS TO PROPERTY.  Lessor or its agent may, so often as is
          ---------------------------
reasonable, and only with prior written notice to Lessee and with a Lessee representative present at all times, enter upon the Leased Premises during the Initial Term, or any renewal term of this Lease, for the purpose of maintaining and inspecting the same, to show the Property for purposes of financing or refinancing same, for purposes of placing signs thereon or offering the same for lease after Lessee's term or for purposes of showing the Property to prospective purchasers; provided, however, that Lessor shall only show the Leased Premises to prospective tenants during the last twelve (12) months of the term of this Lease, as such term may be extended. Other than in the case of an emergency, Lessor shall use its best efforts to provide Lessee with advance notice of its desire to enter upon the Leased Premises. Emergency for purposes of this paragraph shall be defined as an event which eminently threatens loss of life or destruction of property.

     19.  QUIET ENJOYMENT AND PERMITTED USE.  Lessor represents and warrants
          ---------------------------------
that (i) Lessor is the fee simple owner and record title holder of the Leased Premises, (ii) Lessor has not received any notice, and does not have any knowledge, of any eminent domain or similar proceeding which would affect the Leased Premises, (iii) Lessor has the full right, power and authority to make this Lease, (iv) to the best of Lessor's knowledge, other than the Declaration and the rules promulgated by the architectural control committee created thereunder, no unrecorded restrictive covenant, easement, lease or other written agreement restricts, prohibits or otherwise affects Lessee's rights set forth in this Lease, including without limitation Lessee's parking rights, rights to signage, construction, permitted use or ingress and egress to and from the Leased Premises, and (v) that Lessee, or any permitted assignee or sublessee of Lessee, upon the payment of the rent and performance of the covenants hereunder, shall and may peaceably and quietly have, hold and enjoy the Leased Premises and improvements thereon during the term of this Lease, and any extension thereof, provided, however, that Lessee shall not, without the prior written consent of Lessor, permit the Leased Premises to be used for the storage, treatment or holding for any length of time of any amount of hazardous waste or environmental contaminants.

     20.  ASSIGNMENT AND SUBLETTING.  Lessee agrees that it will not assign this
          -------------------------
Lease or sublet more than fifty percent (50%) of the Leased Premises without the express written consent of Lessor, which consent shall not be unreasonably withheld or delayed; except, Lessee shall have the absolute right to sublet, assign or otherwise transfer its interest in this Lease to any parent or operating subsidiary of Lessee, or subsidiary of the parent of Lessee, affiliate, or to a corporation/company with which Lessee may merge or consolidate, or be acquired by, without Lessor's approval, written or otherwise; provided, in no event shall such subletting, assignment or transfer release Lessee from its obligations under this Lease. As used herein the term "affiliate" means a corporation controlling, controlled by or under common control with Lessee. Lessee is not restricted in any manner from a change in control or change in shareholders, directors, management or organization of Lessee, or any subsidiary, affiliate or associate of Lessee, or to the issuance, sale, purchase or disposition of the shares of Lessee, or any subsidiary, affiliate or associate of Lessee. However, that the parties acknowledge that Lessor may withhold such consent if the proposed assignee or subtenant is involved in any way with hazardous waste or environmental contaminants and will store, treat or hold same on the Leased Premises for any length of time. In the event of a permitted subletting or assignment, Lessee shall remain liable to Lessor for all the rentals called for under the terms of this Lease, and for the performance of all covenants herein to be performed by Lessee. Lessee shall fully disclose to Lessor the sublease terms and conditions and, as may be requested by Lessor or its Mortgagee from time to time, Lessee shall provide information of the status and terms of the sublease within seven (7) days from receipt from Lessor of such request. Furthermore, for the Initial Term of this Lease, in the event of a permitted subletting or assignment of the Leased Premises for an amount in excess of the total amount to be paid by Lessee hereunder, Lessee agrees to pay to Lessor as Additional Rent an amount equal to fifty (50%) percent of the excess rent received by Lessee from its assignee or subtenant after deduction of expenses directly related to the assignment or subletting and the payment of utilities, taxes and the like by Lessee with respect to the portions of the Leased Premises that are sublet or assigned.

     21.  DEFAULT BY LESSEE.  If Lessee shall fail to pay to Lessor the rent
          -----------------
and/or other sums of money payable to Lessor as and when due and payable hereunder, and such default shall continue for a period of ten (10) days after written notice thereof shall be given to Lessee by Lessor, or in the event Lessee shall fail to comply with any other provisions or conditions of this Lease, upon its part to be kept and performed, and such default shall continue for a period of thirty (30) days after written notice thereof shall be given to Lessee by Lessor (or for such longer period as is reasonably necessary if the alleged default is not reasonably capable of cure within thirty (30) days and Lessee diligently proceeds to cure such default), or if Lessee shall be adjudged bankrupt, or shall make an assignment for the benefit of creditors, or if a receiver of any property of Lessee in or upon said Leased Premises, or for all or part of Lessees' interest hereunder, be appointed in any action, suit or proceeding by or against Lessee, and such adjudication, assignment or appointment shall not be vacated or annulled within sixty (60) days, or if the interest of Lessee in the Leased Premises shall be sold under execution, or other legal process then in the event of the occurrence of any one or more of the following events then Lessee shall have committed an "Event of Default".

     22.  LESSOR'S REMEDIES.  Upon the occurrence of any Event of Default
          -----------------
enumerated above, Lessor may, at its option, in addition to any and all other rights or remedies available to it hereunder or at law or in equity, do any one or more of the following:

          (1) Terminate this Lease, in which event Lessee shall immediately surrender possession of the Leased Premises to Lessor.

          (2) Enter upon and take possession of the Leased Premises and expel or remove Lessee and any other occupant therefrom, with or without terminating this Lease.

          (3) Alter locks and other security devices at the Leased Premises, after repossessing the Leased Premises.

          (4) Remove and store any or all of the office equipment and furniture situated in the Leased Premises, after repossessing the Leased Premises.

          (5) Enter upon the Leased Premises and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action.

          (6) Exercise all other remedies available to Lessor at law or in equity, including injunctive relief.

     Exercise by Lessor of any one or more remedies herein granted or otherwise available shall not be deemed to be an acceptance or surrender of the Leased Premises, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Lessor and Lessee. In the event Lessor elects to re-enter or take possession of the Leased Premises after Lessee's default, Lessee hereby waives notice of such re-entry or repossession. In the event Lessor elects to terminate this Lease by reason of the occurrence of an Event of Default, then notwithstanding any such termination, Lessee shall be liable for and shall pay to Lessor the Base Rent and other indebtedness accrued to the date of such termination, plus, as damages, an amount of money equal to the excess (if any) of the total Base Rent and all other payments due for the balance of the term of this Lease over the fair market value of the Leased Premises for the balance of the term of this Lease (subject to Lessor's duty to mitigate its damages). Upon the occurrence of an Event of Default, Lessee shall also be liable for and shall pay to Lessor upon demand, in addition to any other sums to be paid hereunder: all reasonable broker's fees incurred by Lessor in connection with the reletting of all or any portion of the Leased Premises; the costs of removing and storing Lessee's or other occupant's property found in the Leased Premises; the Lessor's reasonable costs of repairing, altering, remodeling or otherwise putting the Leased Premises into a condition acceptable to a new lessee; and all reasonable expenses incurred by Lessor in enforcing Lessor's remedies, including reasonable attorney's fees.

     In the event of termination or repossession of the Leased Premises upon the occurrence of an Event of Default, Lessor shall use reasonable efforts to relet the Leased Premises, or any portion thereof, on such terms as Landlord in its discretion may require. In the event of any such reletting, Lessor may relet the whole or any portion of the Leased Premises for any period, to any lessee, for any rental and for any use and purpose.

     23.  DEFAULT BY LESSOR.  In the event of any default by Lessor hereunder,
          -----------------
Lessee may seek any remedy at law or in equity except the right to terminate this Agreement, however, Lessee hereby waives the benefit of any laws granting it a lien upon the property of Lessor and/or upon the Base Rent due to Lessor; but prior to any such action, Lessee shall give Lessor written notice specifying such default with reasonable detail, and Lessor shall thereupon have thirty (30) days in which to cure any such default. If such default cannot reasonably be cured within such thirty (30) day period, the length of such period shall be extended for the period reasonably required therefor if Lessor commences curing such default within such thirty
(30) day period and continues the curing thereof with reasonable diligence. Unless Lessor fails to cure any default after such notice, Lessee shall not have any remedy or cause of action. All obligations of Lessor hereunder shall be construed as covenants, not conditions. In addition, Lessee specifically agrees to look solely to Lessor's interest in the Property for the recovery of any judgment against Lessor pursuant to this Lease, it being agreed that neither Lessor, nor any successors or assigns of Lessor, nor any future owner of the Building shall ever be personally liable for any such judgment.

     24.  STATUTORY AND ENVIRONMENTAL COMPLIANCE.  To the best of Lessor's
          --------------------------------------
knowledge, the Leased Premises have never and do not currently contain, nor are they contaminated by, any hazardous or toxic waste materials in violation of any applicable environmental law or regulation, including, but not limited to
Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq, or applicable Texas environmental laws
                               -- ---
and regulations. In addition, no "clean-up" (as such term is used in applicable environmental laws) of the Leased Premises has occurred pursuant to any applicable federal or state environmental laws or regulations, nor have same been ordered with respect to the Property.

     Lessor warrants and represents that, to the best of its knowledge, the Leased Premises are currently, and as of the Commencement Date of this Lease will be, in compliance with (i) all applicable local, State and Federal laws, statutes, rules, orders, ordinances, requirements and regulations (including laws, statutes, rules, orders, ordinances, requirements and regulations relating to environmental matters), and (ii) the rules, orders and regulations of the Board of Fire Underwriters. If the Leased Premises are not in compliance with
(i) or (ii) above, Lessor shall cause the Leased Premises to be brought into compliance with same prior to the Commencement Date.

     Except as to matters which are Lessor's responsibility under the preceding sections of this paragraph, Lessee shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal Government and of any and all their Departments and Bureaus applicable to said Leased Premises for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Leased Premises during the term of this Lease; and shall also promptly comply with and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires, at Lessee's own cost and expense; provided specifically that it shall be Lessee's responsibility to comply with any and all present and future environmental statutes and any regulations promulgated thereunder (hereinafter collectively referred to as "Environmental Provisions"), which apply to the Property as a result of the existence of this Lease, its termination or expiration and which are triggered as a consequence of Lessee's use thereof or any environmental condition developing or coming into existence during the term of this Lease on the Property where the Leased Premises are located, which are attributable to acts or omissions of Lessee, its employees, agents or representatives; provided, however, that the foregoing shall not apply with respect to matters arising as a result of acts or omissions of Lessor, its agents, employees, invitees or representatives or Lessor's predecessors or successors or other tenants of the Building in which the Leased Premises are located. This responsibility shall include, but not be limited to, the submission of all information required thereunder by any governmental authority and the development and implementation of any cleanup plan required because of any spill or discharge of a hazardous substance or waste on the Property which occurs during the term of this Lease arising from acts or omissions of Lessee, it employees, agents or representative. In the event that Lessee's obligations with respect to its duty to comply with the requirements of any Environmental Provision as it applies to the Property on which the Leased Premises are located are not fully and completely discharged as of the expiration or effective date of termination of this Lease, this Lease shall terminate and Lessee shall remain financially responsible for the cost of discharging Lessee's obligations hereunder.

     LESSEE AGREES TO INDEMNIFY AND HOLD LESSOR, ITS SUCCESSORS AND ASSIGNS AND OFFICERS, PARTNERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS COMPLETELY HARMLESS WITH RESPECT TO ALL DIRECT DAMAGES, INDIRECT DAMAGES, COSTS, LIABILITY, CLAIMS, JUDGMENTS, FINES, PENALTIES OR POTENTIAL LIABILITY, WHETHER STATUTORY OR OTHERWISE, IN CONNECTION WITH ANY ENVIRONMENTAL CONDITION OCCURRING DURING THE TERM OF THIS LEASE (I) ON THE LEASED PREMISES OR (II) ON THE PROPERTY, WHICH AS TO (I) OR (II) ARE ATTRIBUTABLE TO ACTS OR OMISSIONS OF LESSEE, ITS EMPLOYEES, AGENTS, OR REPRESENTATIVES. THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS PARAGRAPH SHALL INCLUDE ALL COSTS, FINES, PENALTIES, CLEANUP COSTS, REASONABLE CONSULTANTS', EXPERTS' AND ATTORNEYS' FEES AND ANY OTHER REASONABLE EXPENSES INCURRED BY THE PARTY ENTITLED TO INDEMNIFICATION HEREUNDER. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE

PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS LEASE AND SHALL REMAIN ENFORCEABLE IN ACCORDANCE WITH THE TERMS HEREOF.

     LESSOR AGREES TO INDEMNIFY AND HOLD LESSEE, ITS SUCCESSORS AND ASSIGNS AND OFFICERS, PARTNERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS COMPLETELY HARMLESS WITH RESPECT TO ALL DIRECT DAMAGES, INDIRECT DAMAGES, COSTS, LIABILITY, CLAIMS, JUDGMENTS, FINES, PENALTIES OR POTENTIAL LIABILITY, WHETHER STATUTORY OR OTHERWISE, IN CONNECTION WITH ANY ENVIRONMENTAL CONDITION ON THE PROPERTY WHICH IS NOT OTHERWISE THE SUBJECT OF LESSEE'S INDEMNITY SET FORTH ABOVE, INCLUDING, WITHOUT LIMITATION, ANY UNDERGROUND TANKS, OR DUE TO LESSOR'S FAILURE TO PROVIDE INFORMATION, MAKE ALL SUBMISSIONS AND TAKE ACTION AS REQUIRED BY FEDERAL, STATE AND LOCAL ENVIRONMENTAL PROTECTION AGENCIES DURING THE TERM OF THIS LEASE WHICH ARE ATTRIBUTABLE TO ACTS OR OMISSIONS OF LESSOR, ITS EMPLOYEES, AGENTS OR REPRESENTATIVES OR OTHER TENANTS. THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS PARAGRAPH SHALL INCLUDE ALL COSTS, FINES, PENALTIES, CLEANUP COSTS, REASONABLE CONSULTANTS', EXPERTS' AND ATTORNEYS' FEES AND ANY OTHER REASONABLE EXPENSES INCURRED BY THE PARTY ENTITLED TO INDEMNIFICATION HEREUNDER. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS LEASE AND SHALL REMAIN ENFORCEABLE IN ACCORDANCE WITH THE TERMS HEREOF.

     WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSOR'S INDEMNIFICATION SHALL ALSO SPECIFICALLY COVER COSTS IN CONNECTION WITH:

     (I) HAZARDOUS MATERIALS PRESENT OR SUSPECTED TO BE PRESENT IN THE SOIL, GROUND WATER OR SOIL VAPOR ON OR UNDER THE LEASED PREMISES BEFORE THE DATE HEREOF; OR

     (II) HAZARDOUS MATERIALS PRESENT ON OR UNDER THE LEASED PREMISES AS A RESULT OF ANY DISCHARGE, DUMPING, SPILLING (ACCIDENTAL OR OTHERWISE) ONTO THE LEASED PREMISES DURING OR AFTER THE TERM OR ANY EXTENSION TERM BY LESSOR.

     Lessee may, at its sole cost and expense, obtain a report (the "Phase I Environmental Survey") on the environmental condition of the Property (or, at its option, obtain a copy of Lessor's Phase I Environmental Study)(or, in the alternative, Lessee may review a copy of any environmental study that Seller has in its possession and relating to the Property). If Lessee shall discover in its review of any such Phase I Environmental Survey, or in any other environmental study reviewed by Lessee, that any Hazardous Materials may be present in the soil, ground water or soil vapor on or under the Leased Premises, Lessee may terminate this Lease upon written notice to Lessor within ten (10) days after the date Lessee receives such Phase I Environmental Survey, but for such termination to be effective, notice thereof shall be delivered to Lessor on or before February 2, 1998. After such termination, neither party shall have any obligation hereunder.

     If, during the term of this Lease (or any extension hereof), any governmental authority requires the investigation, remediation and/or monitoring of Hazardous Materials at the Leased Premises or the Building and such investigation, remediation and/or monitoring poses a safety threat to Lessee's employees or customers (as determined by a qualified environmental expert), then so long as the presence of such Hazardous Materials is not as a result of the acts of Lessee or its agents, contractors or employees, Lessee shall be entitled to receive an equitable abatement of rent from the date Lessee is not able to occupy the Leased Premises until the date Lessee is able to safely re-occupy the Leased Premises, and further provided that, so long as the presence of such Hazardous Materials is not as a result of the acts of Lessee's or its agents, contractors or employees, if such condition exists for one hundred twenty (120) days or more, Lessee shall be entitled to terminate this Lease.

     No alleged violation of any governmental law, ordinance, rule or regulation by Lessee shall constitute a breach of any covenant under the provisions of this Lease so long as Lessee is contesting in good faith the validity of such law, ordinance, rule or regulation or the existence of its alleged violation thereof, provided Lessee shall hold Lessor harmless from any liability or expense by reason of any such contest or litigation concerning any such governmental law, ordinance, rule or regulation, or any alleged violation thereof by Lessee.

     25.  NON WAIVER.  No failure to insist on performance in any instance of
          ----------
any obligation hereunder shall be deemed a waiver of such performance, or any subsequent performance of such obligation or of the performance of any other obligation hereunder, and no waiver in any instance of the performance of any obligation hereunder shall be deemed a waiver of any subsequent performance of such obligation or of the performance of any other obligation hereunder.

     26.  NOTICES.  All notices required or permitted under this Lease shall be
          -------
in writing and shall be given by Certified Mail, Return Receipt Requested or by Federal Express or other overnight courier. For all purposes hereunder, including notices and the payment of rentals, the addressee of the parties hereto are as follows:

     Lessor:        Green Mountain Ventures I, Ltd.
                    1000 Central Parkway North, Suite 150
                    San Antonio TX 78232
                    Tel. 210-495-1090
                    Fax  210-495-1091

     With copy to:  Mr. Ronald W. Hagauer
                    Attorney at Law
                    745 E. Mulberry, Suite 850
                    San Antonio TX 78212
                    Tel. 210-736-2222
                    Fax  210-735-2921

     Lessee:        Business Partner Solutions, Inc.
                    888 Isom Road
                    San Antonio TX 78216-4033
                    Tel. 210-822-8582
                    Fax  210-377-3796

     With copy to:  Mr. Kerry T. Benedict
                    Cox & Smith Incorporated
                    112 East Pecan Street, Suite 1800
                    San Antonio TX 78205-1521
                    Tel. 210-554-5500
                    Fax  210-226-8395

     Either party may change the foregoing address by notice given pursuant to this paragraph.

     27.  SUBORDINATION.  This Lease and all of the rights of Lessee hereunder
          -------------
are and shall be subject and subordinate to the lien of any mortgage or mortgages hereinafter placed on the Leased Premises or any part thereof, except Lessee's property or trade fixtures, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any such mortgage or mortgages (all of which are hereinafter termed the mortgage or mortgages), provided, nevertheless, each or all of such mortgages, except any mortgage outstanding as of the date of this Lease, shall contain a provision to the effect that so long as Lessee is not in default under this Lease, or any renewal hereof, no foreclosure of the lien of said mortgage or any other proceeding in respect thereof shall divest, impair, modify, abrogate or otherwise adversely affect any interests or rights whatsoever of Lessee under the said Lease.

     Such subordination shall be automatic, without the execution of any further subordination agreement by Lessee, provided, however, Lessee shall execute a written subordination/non-disturbance agreement, in form similar to the subordination/non-disturbance agreement attached hereto as Exhibit "E", if Lessor's Mortgagee (or any future Mortgagee) requests such written document and agrees to execute such document confirming the non-disturbance provision of the subordination/non-disturbance agreement.

     28.  LIENS.  If, because of any act or omission of Lessee or anyone
          -----
claiming through or under Lessee, any mechanic's or other lien or order for the payment of money shall be filed against the Leased Premises or the Property, or against Lessor (whether or not such lien or order is valid or enforceable), Lessee shall, at its expense, cause the same to be canceled, discharged or bonded of record within thirty (30) days after the date of filing thereof, AND SHALL ALSO INDEMNIFY AND HOLD HARMLESS LESSOR FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, LOSSES AND DAMAGES (INCLUDING REASONABLE ATTORNEYS'
FEES) IN CONNECTION THEREWITH.

     29.  INTEGRATION.  It is expressly understood and agreed by and between the
          -----------
parties hereto that this Lease sets forth all the promises, agreements, conditions and understandings between Lessor and/or its agents and Lessee relative to the Leased Premises and there are no oral promises, agreements, conditions, or understandings between the parties with respect thereto.

     30.  SHORT FORM LEASE AND ESTOPPEL CERTIFICATE.  The parties will, at any
          -----------------------------------------
time upon the request of Lessor or Lessor's Mortgagee, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of this Lease setting forth a description of the Property, the term of this Lease and any portion hereof, excluding the rental provisions.

     In the event that either party or Lessor's Mortgagee requires an Estoppel Certificate confirming the terms of this Lease, the other party shall provide same, in the form attached hereto as Exhibit "C", or in such other similar form reasonably requested by Lessor's Mortgagee, within ten (10) business days of such request.

     31.  SUCCESSORS AND ASSIGNS. This Lease, and all the covenants, provisions
          ----------------------
and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, devisees, legal representatives, successors and permitted assigns.

     32.  BROKERS. Lessee and Lessor covenant and represent to each other that
          -------
Trinity Asset Management--Mr. David Adelman is entitled to be paid a fee or commission by Lessor in connection with the transaction contemplated by this Lease, and neither Lessee nor Lessor has had any dealings or agreements with any other individual or entity requiring the payment of such a fee or commission.
In
the event either party has incurred any such other fee or commission not disclosed in this Paragraph, or other similar fee on account of an alleged employment, arrangement or contract with a broker or a finder, THEN THE PARTY WHO IS ALLEGED TO HAVE RETAINED SUCH INDIVIDUAL OR ENTITY SHALL AND DOES HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY FROM AND AGAINST ANY SUCH CLAIM AND ALL COSTS, EXPENSES, LIABILITIES AND DAMAGES INCURRED IN CONNECTION WITH SUCH CLAIM OR ANY ACTION OR PROCEEDING BROUGHT THEREON. NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE TO THE CONTRARY, THE INDEMNITY AND HOLD HARMLESS PROVISIONS CONTAINED IN THIS PARAGRAPH SHALL SURVIVE THE EXECUTION OF THIS LEASE AND IF THIS LEASE IS TERMINATED, THE TERMINATION OF THIS LEASE.

     33.  GOVERNING LAW.  This Lease shall be governed, interpreted and
          -------------
construed in accordance with the laws of the State of Texas.

     34.  FORCE MAJEURE.  In the event Lessor or Lessee shall be delayed or
          -------------
hindered or prevented from the performance of any obligation required under this Lease by reason of strikes, lockouts, inability to procure labor or materials, failure to power, fire or other casualty, acts of God, restrictive governmental laws or regulations, riots, insurrection, war or any other reason not within the reasonable control of Lessor or Lessee, as the case may be, then the performance of such obligation shall be excused for a period of such delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

     35.  SIGNS.  Lessee shall obtain Lessor's prior consent, which shall not be
          -----
unreasonably withheld or delayed, prior to placing any sign on or about the Leased Premises. Any such sign must conform with the Declaration and all applicable municipal ordinances, regulations and rules of Lessor.
Notwithstanding the above, Lessor has approved the signage of Lessee as preliminarily described on the attached Exhibit "G".

     36.  LIMITATION ON LESSOR'S LIABILITY AND EXCEPTIONS TO DEMISE.  As used in
          ---------------------------------------------------------
this Lease, the term "Lessor" is limited to and includes only the fee simple owner of the Property on the date this Lease is executed. In the event that the owner of the Property transfers title thereto and the transferee assumes all of Lessor's obligations hereunder, then upon such transfer the owner conveying title shall be automatically relieved as of the date of such transfer of any and all liabilities or obligations with respect to this Lease other than obligations arising prior to the date of such transfer.

     37.  DECLARATION.  The leasehold interest created by this Lease is subject
          -----------
to all easements, covenants and obligations set forth in the Declaration. Lessee acknowledges that an owners' association will be established in connection with the Declaration and annual assessments will be established to pay for the maintenance of the common area of the Business Park. Lessee agrees to pay Lessor its pro rata share of such costs attributable to the Property during the term hereof (excluding any interest or penalties owed by Lessor under the Declaration). Lessee's proportionate share shall be equal to the product obtained by multiplying such assessment by a fraction, the numerator of which shall be the total number of square feet of floor area in the Leased Premises and the denominator of which shall be the total number of square feet of the gross leasable floor area in the Building. Lessor agrees to pay any amounts in excess of $2,305.00 per year, plus an increase of five percent (5%) per year after the first year of the Initial Term, associated with Lessee's pro rata share of the assessment. For partial calendar years occurring during the first and last years of the primary term or any extension periods, if applicable, the expense stop for the common area costs of the Business Park payable for such partial years shall be appropriately prorated for the purposes of calculating common area costs of the Business Park owed by Lessee due for such partial calendar year.

     38.  SUBROGATION. Lessor and Lessee each hereby waive any and all rights of
          -----------
subrogation which it may have in connection with the policies of insurance required by this Lease, and claims submitted thereunder.

     39.  ATTORNEYS FEES.  If at any time during the term of this Lease (or any
          --------------
extension hereof) either Lessor or Lessee shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses for attorney's fees, paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings.

     40.  RECORDING.  The parties shall join in the execution of a memorandum or
          ---------
so-called "short-form" of this Lease for the purpose of recordation in accordance with the form attached hereto as Exhibit "F" and made a part hereof. Any recording costs associated with the memorandum or short form of this Lease shall be borne by the party requesting recordation.

     41.  WAIVER OF LANDLORD'S LIENS.  Lessor hereby waives and releases any
          --------------------------
contractual, statutory, constitutional, or other Landlord's lien on Lessee's furniture, fixtures, supplies, equipment and inventory.

     42.  LESSEE FINANCING.  Lessee shall have the absolute right from time to
          ----------------
time during the term hereof (or any extension hereof) and without Lessor's further approval, written or otherwise, to grant and assign a mortgage or other security interest in Lessee's property to Lessee's lenders in connection with any Lessee financing arrangements. Lessor agrees to execute such confirmation, certificates and other documents (except amendments to this Lease unless Lessor hereafter consents) as Lessee's lenders may reasonably request in connection with any such financing.

     43.  LESSEE'S CONDUCT OF BUSINESS. Notwithstanding anything herein to the
          ----------------------------
contrary, nothing herein shall be construed as an obligation for Lessee to operate its business in the Leased Premises. Lessee shall have the right to remove Lessee's property and cease operations in the Leased Premises at any time and at Lessee's sole discretion. However, the right to cease to operate its business shall not affect Lessee's obligation to pay all amounts due hereunder and to perform all covenants and obligations hereunder. In the event Lessee ceases to operate its business in the Leased Premises for a period in excess of sixty (60) days for any reason other than Lessee's alterations, or casualty, condemnation or any other reason beyond Lessee's control, then Lessor shall be entitled to terminate this Lease upon written notice to Lessee.

     44.  SATELLITE DISH. Subject to approval by applicable governmental
          --------------
authorities, Lessor hereby grants to Lessee and its agents and contractors, at Lessee's sole cost and expense, the right to install, maintain and operate a mast mounted satellite dish antenna (the "Dish") and related equipment, including cables from the exterior of the Leased Premises to equipment inside the Leased Premises, necessary for the operation of the Dish. Lessee may locate the Dish at or relocate the Dish to some other location on or about the Leased Premises or the Building roof for purposes of adequate reception subject to applicable law, codes and regulations. Lessee will ensure that the Dish, and each part of it, will be installed in accordance with local and building rules of construction and occupancy codes and shall repair all damage to the Leased Premises (including but not limited to the roof of the Leased Premises) caused as a result of Lessee's installation of the Dish. The Dish is and shall remain the property of Lessee or Lessee's assignee, transferee or sublessee, and Lessor and Lessee agree that the Dish is not, and installation of the Dish at the Leased Premises shall not cause the Dish to become, a fixture pursuant to this Lease or by operation of law. Lessee shall be responsible for the repair and maintenance of the Dish during the term of this Lease (or any extended term), at its sole cost and expense, and upon the termination of this Lease shall remove said Dish and repair damage to the roof of the Leased Premises caused solely as a result of such removal. Any roof penetrations caused by Lessee shall not invalidate roof warranties; and roof penetrations shall be performed by Lessor's contractor at Lessee's expense if required in order to preserve roof warranties. The location and screening of the Dish shall be subject to the rights of the architectural control committee established in the Declaration.

     45.  OPTION AND RIGHT OF FIRST REFUSAL TO LEASE ADJACENT SPACE.  Lessee
          ---------------------------------------------------------
shall have the option to lease all or part of the "Adjacent Space" (as hereinafter defined), in addition to the Leased Premises, provided that Lessee is in possession and occupancy of the Leased Premises, is not in default under the terms of this Lease and exercises the option in the following manner and subject to the following conditions:

          (1) If at any time during the Initial Term Lessee shall desire to lease the Adjacent Space then Lessee shall send written notice to Lessor of such election. This option shall be irrevocable from the Effective Date to the last day of the Initial Term (either by termination or expiration), at which time said option shall terminate without notice to Lessee. The terms and conditions for the Adjacent Space shall be the same as set forth in this Lease except the base rent for the Adjacent Space shall be $3.50 per square foot per year for years one through five of the Initial Term and $3.85 per square foot per year for years six through ten of the Initial Term. The monetary cap put on ad valorem taxes, common area expenses for the Property and common area expenses for the business park shall be increased proportionately to reflect the added square footage and the use associated with such Adjacent Space. Upon Lessee's election to lease the Adjacent Space, Lessee thereby agrees to accept the Adjacent space "as-is" "where-is" and "with all faults" and in the condition then existing, and no warranties, either expressed or implied, shall be given by Lessor to Lessee except Lessor agrees to install overhead lighting, a sprinkler system and two 10x10 dock doors ("Lessor's Adjacent Space Improvements"), at Lessor's expense, Lessor's Adjacent Space Improvements will be of similar quality as was installed in the Leased Premises. Lessor's Adjacent Space Improvements shall be substantially completed within ninety (90) days of the execution of an addendum to this Lease reflecting the lease of the Adjacent Space. The rent for the Adjacent Space shall commence on the date the Lessor's Adjacent Space Improvements are substantially completed and Lessor has obtained the requisite City of San Antonio permit to allow occupancy of the Adjacent Space. The sections in this Lease setting forth Lessor's obligation regarding Lessor's Improvements shall be inapplicable to the lease of the Adjacent Space. The term for the lease of the Adjacent Space shall correspond to the Initial Term of this Lease including the termination rights set forth in Section 2(A) of this Lease. If Lessee exercises the option set forth in this paragraph and subsequently subleases the Adjacent Space then the obligation set forth in paragraph 20 to pay as Additional Rent an amount equal to fifty percent (50%) of the excess rent received by Lessee from its subtenant shall be waived for the Adjacent Space.

          (2) If at any time during the Initial Term Lessor shall desire to offer to lease all or any portion of the Adjacent Space or receives a bona fide offer from any person or entity to lease the Adjacent Space, Lessor, before making or accepting the offer, as the case may be, shall send Lessee a copy of the proposed Lease or lease proposal, except for the name of the prospective tenant (herein referred to as the "Lease Proposal"), and notify Lessee of the intention of Lessor to accept same. Lessor shall not send Lessee a copy of any Lease Proposal until sixty (60) days after the Commencement Date.

          (3) Lessee shall have the right within fifteen (15) days to either (i) accept the terms of the Lease Proposal in its own name for the rental and on the other terms specified in the Lease Proposal, provided, however, that in order for the Lessee to accept the terms of the Lease Proposal the term of this Lease must be extended to a term equal to the term of the Lease Proposal or (ii) exercise its option to lease the Adjacent Space as provided in paragraph (A) above.

          (4) If Lessee shall not so elect within the said fifteen (15) day period, Lessor may then lease the Adjacent Space to the prospective tenant provided the Lease is on the same material business terms and conditions set forth in the Lease Proposal. In the event the Adjacent Space or such part thereof is not leased to the same third party making the Lease Proposal, then any further offer that Lessor receives to lease the Adjacent Space or any part thereof, must first be submitted to Lessee in accordance herewith.

          (5) "Adjacent Space" as used herein, shall be the proximately 29,101 square foot space contiguous to the Leased Premises which is outlined on the Site Plan.

     46.  OPTION FOR ADDITIONAL PARKING AREA: Lessee shall have the option to
          ----------------------------------
exclusively use all or part of the "Adjacent Parking Area" (as hereinafter defined), in addition to the Lessee Exclusive Parking Area, marked on the Site Plan provided that Lessee is in possession and occupancy of the Leased Premises, is not in default under the terms of this Lease and exercises the option in the following manner and subject to the following conditions:

          (1) If at any time during the first seven (7) years of the Initial Term, Lessee shall desire to use the Adjacent Parking Area then Lessee shall send written notice to Lessor of such election on or before seven (7) years after the Commencement Date. This option shall be irrevocable from the Effective Date to the last day of the seventh (7th) year of the Initial Term(either by termination or expiration),at which time said option shall terminate without notice to Lessee.

          (2) "Adjacent Parking Area" as used herein, shall be the area of land outside of the Property which is marked on the Site Plan and consists of two (2) tracts, one tract being adjacent to the north boundary of the Property consisting of eighty (80) parking spaces ("80 space Adjacent Parking Area") and the other tract being adjacent to the west boundary of the Property consisting of forty (40) parking spaces plus a thirty foot (30') cross-access easement roadway from the 80 space Adjacent Parking Area to the public road tentatively known as East Campus Drive ("40 space Adjacent Parking Area").

          (3) Lessee shall pay Lessor the sum of $2.20 per square foot of paved area in the Adjacent Parking Area. If the thirty foot (30') cross-access easement roadway which is part of the 40 space Adjacent Parking Area has been constructed prior to Lessee's election then Lessee shall not be required to pay for the paved area within the thirty foot (30') cross-access easement roadway. If construction begins in the second year of the Initial Term, the $2.20 per square foot of paved area shall be increased to $2.31. If construction begins in the third year of the Initial Term, the $2.31 per square foot of paved area shall be increased to $2.43. If construction begins in the fourth year of the Initial Term, the $2.43 per square foot of paved area shall be increased to $2.55. If construction begins in the fifth year of the Initial Term, the $2.55 per square foot of paved area shall be increased to $2.68. The improvements to the Adjacent Parking Area shall be of similar quality to the parking area on the Property.

          (4) Lessee may engage the services of a contractor instead of paying Lessor to construct the improvements on the Adjacent Parking Area, Lessee may pay a qualified third party to design and construct the improvements to the Adjacent Parking Area. Prior to commencing the improvements on the Adjacent Parking Area, Lessee shall submit to Lessor the plans and specifications of the improvements to the Adjacent Parking Area for Lessor's approval, which approval shall not be unreasonably withheld or delayed. Further, the improvements on the Adjacent Parking Area shall be constructed in accordance with the approved plans and specifications.

          (5) Lessee may elect to exercise its option for both the 80 space Adjacent Parking Area and the 40 space Adjacent

                                  EXHIBIT "A"

                                      TO

                                LEASE AGREEMENT

                                   Property
                                   --------

as attached

     Parking Area or either the 80 space Adjacent Parking Area but not the 40 space Adjacent Parking Area or either the 40 space Adjacent Parking Area but not the 80 space Adjacent Parking Area. Lessee may elect to construct only part of the 80 space Adjacent Parking Area and complete, at its option, the remainder of the 80 space Adjacent Parking Area at a later date. The 40 space Adjacent Parking Area may not be constructed in phases. Lessee shall be responsible for the construction of the improvements on the thirty foot (30') cross-access easement roadway from the 80 space Adjacent Parking Area to the public road tentatively known as East Campus Drive if such improvements are not in existence at the time Lessee exercises its option for the 40 space Adjacent Parking Area.

          (6) Lessee shall pay Lessor twenty percent (20%) of the cost to construct the Adjacent Parking Area within ten (10) days after Lessor sends Lessee the cost to construct the Adjacent Parking Area. The remaining eighty percent (80%) of the cost to construct the Adjacent Parking Area shall be paid to Lessor by Lessee within thirty (30) days after Lessor sends Lessee the percentage of work completed during the prior period. Lessor agrees not to invoice Lessee more than once every thirty (30) days. If Lessee fails to pay for the cost to construct the Adjacent Parking Area as provided above, then Lessor may stop construction of the Adjacent Parking Area and/or exercise its rights under paragraph 21 of this Lease.

          (7) Lessor shall use its best faith efforts to complete the improvements to the Adjacent Parking Area within six (6) months after Lessee pays Lessor the twenty percent (20%) of the cost to construct the Adjacent Parking Area, subject to delays caused by the non-payment of the cost to construct the Adjacent Parking Area as provided in paragraph F above and excused delays provided in paragraph 34.

          (8) The Adjacent Parking Area which becomes improved as provided above, shall be annexed into the Common Area and designated as Quasi Common Area for the benefit of Lessee. Lessee shall have exclusive control of the Adjacent Parking Area for parking purposes on the date the improvements to the Adjacent Parking Area are substantially completed.

     47.  NO JOINT VENTURE.  Any intention to create a joint venture or
          ----------------
partnership relationship between the parties hereto is hereby expressly disclaimed.

     48.  CORPORATE LESSEE.  If Lessee is a corporation, the persons executing
          ----------------
this Lease on behalf of Lessee hereby covenants and warrants that: Lessee is a duly constituted corporation qualified to do business in Texas, all Lessee's franchise and corporate taxes have been paid to date, and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

     49.  NO MODIFICATIONS.  This writing is intended by the parties as a final
          ----------------
expression of their agreement and a complete and exclusive statement of the terms thereof, all regulations, considerations and representations between the parties having been incorporated herein. This Lease may be modified only by a writing signed by the party against whom the modification is enforceable.

     50.  CAPTIONS.  The captions and headings used in this Lease are for the
          --------
purpose of convenience only and shall not be construed to limit the meaning of any part of this Lease.

     IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.

                              LESSOR:

                              GREEN MOUNTAIN VENTURES I, LTD., a
                              Texas limited partnership

                              BY:   M. DOLAN CORPORATION, a Texas
                                    corporation, its general partner


                                    /s/ Michael J. Dolan
                                    -----------------------------
                                    By:  Michael J. Dolan
                                    Its: President

                              LESSEE:

                              BUSINESS PARTNER SOLUTIONS, INC., a
                              Texas corporation

                              /s/ Carlton J. Mertens, II
                              -----------------------------------
                              By:  Carlton J. Mertens, II
                              Its: President

LIST OF EXHIBITS:
-----------------
Exhibit "A"      -      Property Description
Exhibit "B"      -      Preliminary Site Plan
Exhibit "B-1"    -      Site Plan (to be attached)
Exhibit "C"      -      Estoppel Certificate
Exhibit "D"      -      Declaration of Covenants
Exhibit "E"      -      Subordination/Non-Disturbance Agreement
Exhibit "F"      -      Short Form Memorandum
Exhibit "G"      -      Plans and Specifications

                                   EXHIBIT A
                                   ---------

The proposed Building site is identified as Block 15 NCB 17790 Lot 2 on the preliminary plat of Green Mountain Business Park Unit 2 and as further described on the metes and bounds description attached hereto.

                                   EXHIBIT A


                             BROWN ENGINEERING CO.
================================================================================
                                                  ENGINEERING CONSULTANTS
                                                  1000 CENTRAL PARKWAY N., 8-100
                                                  SAN ANTONIO, TEXAS 78232
                                                  PHONE 12101 494 - 5511

                               METES AND BOUNDS
                                DESCRIPTION OF
                              7.589 ACRES OF LAND

A Metes and Bounds description of a 7.589 acre (330,589 square feet) tract of land situated in the Pedro Sanchez Survey No. 411, Abstract No. 677, Bexar County, Texas: being a portion of New City Block No. 11790, City of San Antonio; being a portion of that certain 54.07 acre tract described in instrument to Green Mountain Associates recorded in Volume 6398, Page 95 of the Bexar County Real Property Records; being all of proposed Lot 2, Block 15, Green Mountain Business Park Unit 2 (Plat No. 980073); and being more particularly described as follows:

COMMENCING at an aluminum disk monument found marking the eastern-most corner of said 54.07 acre tract, situated in the southwesterly right-of-way line of F.M. Loop 1604 (width varies) and in the northwesterly line of a 100 foot wide Missouri Pacific Railroad right-of-way.

THENCE, along said southwesterly right-of-way line of F.M. Loop 1604 the following two (2) courses and distances:

          1. North 34 degrees 42'13" West, 590.58 feet to a 1/2-inch iron rod found at an angle point;

          2. North 42 degrees 08'40" West, 176.43 feet to the POINT OF BEGINNING of the herein described tract of land;

THENCE, along the northwesterly right-of-way line of proposed East Campus (width varies) the following four (4) courses and distances:

          1.   South 02 degrees 51'20" West, 70.71 feet to an angle point;

          2.   South 47 degrees 51'20" West, 84.22 feet to a point of curvature;

          3.   along the arc of a tangent curve to the right having a radius of
               540.00 feet, a central angle of 25 degrees 12'37", a long chord bearing South 60 degrees 27'38" West, 235.69 feet, a total arc length of 237.60 feet to the point of tangency;

          4.   South 73 degrees 03'57" West, 444.28 feet to a point for corner,

THENCE, North 16 degrees 56'03" West, 486.25 feet to a point for corner.

Dolan Contractors, Inc.
Green Mountain Business Park, Unit 2, Lot 2
7.589 Acres - Job #245-020-00

THENCE, North 73 degrees 03'57" East, 432.70 feet to a point for corner.

THENCE, North 26 degrees 53'33" East, 75.00 feet to a point for corner situated in the aforesaid southwesterly right-of-way line of F.M. Loop 1604;

THENCE, along said southwesterly right-of-way line the following three(3) courses and distances:

          1. South 63 degrees 06'27" East, 111.64 feet to an aluminum disk monument found at an angle point;

          2. South 51 degrees 33'39" East, 352.17 feet to a 1/2-inch iron rod set at an angle point;

          3. South 42 degrees 08'40" East, 21.47 feet to the POINT OF BEGINNING, containing 7.589 acres of land in Bexar County, Texas.


Dolan Contractors, Inc.
Green Mountain Business Park, Unit 2, Lot 2
7.589 Acres - Job #245-020-00
Page 2 of 2

                                   EXHIBIT B
                                   ---------

The metes and bounds description for the 0.092 acre parcel attached hereto further describes the area referred to in Note 1 of Preliminary Site Plan, also included as part of Exhibit B.

                                   EXHIBIT B


                             BROWN ENGINEERING CO.
================================================================================
                                                   ENGINEERING CONSULTANTS
                                                   1000 CENTRAL PARKWAY N. 8-100
                                                   SAN ANTONIO. TEXAS 78232
                                                   PHONE [210] 494 - 5011


                               METES AND BOUNDS
                                DESCRIPTION OF
                              0.092 ACRES OF LAND

A Metes and Bounds description of a 0.092 acre (4,017 square feet) tract of land situated in the Pedro Sanchez Survey No. 411, Abstract No. 677, Bexar County,
Texas: being a portion of New City Block No. 11790, City of San Antonio; being a portion of that certain 54.07 acre tact described in instrument to Green Mountain Associates recorded in Volume 6398, Page 95 of the Bexar County Real Property Records; being all of proposed Lot 2, Block 15, Green Mountain Business Park Unit 2 (Plat No. 980073); and being more particularly described as follows:

COMMENCING at an aluminum disk monument found marking the eastern-most corner of said 54.07 acre tract, situated in the southwesterly right-of-way line of F.M. Loop 1604 (width varies) and in the northwesterly line of a 100 foot wide Missouri Pacific Railroad right-of-way.

THENCE, along said southwesterly right-of-way line of F.M. Loop 1604 the following two(2) courses and distances:

          1. North 34 degrees 42'13" West, 590.58 feet to a 1/2-inch iron rod found at an angle point;

          2. North 42 degrees 08'40" West, 176.43 feet to the POINT OF BEGINNING of the herein described tract of land;

THENCE, along the northwesterly right-of-way line of proposed East Campus (width varies) the following two(2) courses and distances:

          1.   South 02 degrees 51'20" West, 70.71 feet to an angle point;

          2.   South 47 degrees 51'20" West, 42.04 feet to a point for corner;

THENCE, North 42 degrees 08'40" West, 12.85 feet to a point for corner.

THENCE, North 36 degrees 39'35" East, 26.74 feet to a point for corner.

THENCE, North 16 degrees 56'03" West, 84.88 feet to a point for corner.


Dolan Contractors, Inc.
Green Mountain Business Park, Unit 2, Lot 2 - Landscaping & Sign Easement
0.092 Acre - Job #245-020-00
Page 1 of 2

THENCE, North 38 degrees 26'21" East, 25.43 feet to a point for corner situated in the aforementioned southwesterly right-of-way line of F.M. Loop 1604;

THENCE, along said southwesterly right-of-way line the following two(2) courses and distances:

          1. South 51 degrees 33'39" East, 27.91 feet to a 1/2-inch iron rod set at an angle point;

          2. South 42 degrees 08'40" East, 21.47 feet to the POINT OF BEGINNING, containing 0.092 acre of land in Bexar County, Texas.




Dolan Contractors, Inc.
Green Mountain Business Park, Unit 2, Lot 2 - Landscaping & Sign Easement
0.092 Acre - Job #245-020-00

                                  EXHIBIT "C"

                                       TO

                                LEASE AGREEMENT

                              Estoppel Certificate
                              --------------------


as attached

                            TENANT ESTOPPEL LETTER
                            ----------------------

                             [Tenant's Letterhead]


[Addressed to Purchaser or
Lender at Purchaser's or
Lender's Address]

     Re:  Leased Premises located at ________________________

Gentlemen:

     The undersigned has been advised that you are contemplating the [purchase of the property] [refinancing of the loan secured by the property] situated in ________________________(City), ____________________ (State), of which the above-referenced leased premises are a part. The undersigned further acknowledges and agrees that you will rely upon the information set forth in this letter in connection with your decision whether to purchase said property.

     The undersigned hereby certifies the following:

     1. The undersigned occupies the above-referenced leased premises pursuant to a lease dated ________________, 19__, between _______________________, as landlord, and __________________________, as tenant. The undersigned ___ is ___ not (check the appropriate space) an assignee or sublessee of the original tenant.

     2.  To the best knowledge of the undersigned, said lease is in full force
                                                                    ----
     and effect, and there is no outstanding and uncured event of default thereunder, except as follows:

     3. No modifications have been made to said lease since the original execution of same, except as follows:
     ________________________________________.

     4.  The expiration date of said lease is as follows:
     _________________________________.

     5. Rentals under said lease have been paid by the undersigned through the following date: ___________, 19__.

     6. The undersigned currently has no claims, defenses or offsets to any action for collection of rentals accruing under said lease, except as follows: _______________.

     7.  There are no renewal options under said lease, except as follows:
     ___________________________________________________.

     8. The copy of said lease (and any amendments) that is attached hereto is a true and correct copy thereof.

     9. The undersigned does not claim any right, title, or interest in the subject property other than as a tenant under the said lease.

     10. The fixed monthly rent under the said lease is $______.

     11. No monies have been paid to landlord in advance of the due date set forth in the said lease except for $__________.

     12. No monies have been paid to landlord as a Security Deposit except for $______________________.


                                             Yours very truly,

                                             TENANT:

                                             ___________________________________
                                             a__________________________________

                                             ___________________________________
                                             By:________________________________
                                             Title:_____________________________

                                             Date: _____________________________

                                  EXHIBIT "D"

                                       TO

                                LEASE AGREEMENT

                                  Declaration
                                  -----------


as attached

                    DECLARATION OF EASEMENTS, RESTRICTIONS,
                           COVENANTS, AND CONDITIONS
                       FOR GREEN MOUNTAIN BUSINESS PARK

THE STATE OF TEXAS  )
                    )    KNOW ALL MEN BY THESE PRESENTS
COUNTY OF BEXAR     )

     THIS DECLARATION, made on the date hereinafter set forth by GREEN MOUNTAIN VENTURES I, LTD., a Texas limited partnership and GREEN MOUNTAIN ASSOCIATES, LTD., a Texas general partnership.

                             W I T N E S S E T H:

     WHEREAS, GREEN MOUNTAIN VENTURES I, LTD., a Texas limited partnership and GREEN MOUNTAIN ASSOCIATES, LTD., a Texas general partnership are the owner of certain property in Bexar County, Texas, more particularly described on Exhibit A, attached hereto and incorporated herein for all purposes.

     NOW, THEREFORE, GREEN MOUNTAIN VENTURES I, LTD., a Texas limited partnership and GREEN MOUNTAIN ASSOCIATES, LTD., a Texas general partnership hereby declare that all of the properties described in Exhibit A shall be held, sold and conveyed to others subject to the following easements, restrictions and covenants, which are for the purposes of protecting the value and desirability of, and which shall run with, the real property and be binding on all parties having any right, title or interest in the described properties or any part thereof, their heirs, successors and assigns, and shall inure to the benefit of each owner thereof.

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1 "Architectural Control Committee," or "ACC", shall mean and refer to the committee created hereinafter, subject to the provisions of Sections 5.23 and 5.24 hereof, by the Declarant.

     Section 1.2 "Articles" shall mean and refer to the Articles of Incorporation of the Association.

     Section 1.3 "Association" shall mean and refer to the Green Mountain Business Park, Inc., a Texas Nonprofit Corporation, and its successors and assigns.

     Section 1.4 "Board of Directors" shall mean and refer to the governing body of the Association, the election and procedures of which shall be as set forth in the Articles and Bylaws of the Association.

     Section 1.5 "Bylaws" shall mean and refer to the Bylaws of the Association as they may, from time to time, be amended.

     Section 1.6 "Common Area" or "Common Areas" shall mean all real property owned by the Association for the common use and enjoyment of the Owners. The common area may include entrance ways, streets, directional signs, and permanent signage advertising the Property as a whole, although such Common Area may consist only of the signs if the entranceway and streets are dedicated to the City of San Antonio or other governmental entity. The term "Common Area" shall also be deemed to refer to any areas or easements within property dedicated to the City of San Antonio or other governmental entity for Street or easement purposes, (including the planted areas within medians and land in its natural state within parks or drainage easements) if and only if the Declarant should determine that such area or areas should be maintained, repaired or improved by the Association for the benefit of the Development.

     Section 1.7 "Declarant" shall mean and refer to Green Mountain Associates, Ltd., a Texas limited partnership, and its successors and assigns. Declarant shall also have the right and authority at any time to assign to any third party or the Board the obligations, authority and position of Declarant. Any such assignment shall be effective upon the recordation and instrument setting forth the assignment as to a third party or in the case of the Board, expiration of ninety (90) days after receipt by any member of the Board of written notice of such assignment.

     Section 1.8 "Declaration" shall mean this instrument and include the same as it may, from time to time, be amended, supplemented and additional properties added, subject to and in accordance with the terms hereof.

     Section 1.9 "Development" shall mean and refer to the Green Mountain Business Park to be situated on the Property.

     Section 1.10 "Lot" shall mean and refer to any plot of land on the Property subject to a recorded subdivision map or plat with the exception of the Common Area.

     Section 1.11 "Notice" shall mean and refer to delivery of any document by regular mail, with postage prepaid, to the last known address (according to the records of the Association) of the person or entity to whom such Notice is to be given. Notice to one (1) of two (2) or more co-Owners shall constitute Notice to all Owners. Notice shall be effective upon depositing such document in a depository maintained by the United States Postal Service for such purposes.

     Section 1.12 "Owner" or "Owners" shall mean and refer to the record owner, whether one or more persons or entitles, of a fee simple title to any part of the Property (as hereinafter defined), including contract sellers, but excluding those having such interest merely as security for the performance of an obligation.

     Section 1.13 "Property" shall mean and refer to that certain real property or part thereof described in Exhibit A, being a 54.07 acre tract, bound by Green Mountain Road to the west, Loop 1604 to the North and east, and the Union Pacific Railroad to the South. The Property may also include additional acreage which may be incorporated into the Development.

     Section 1.14 "Rules and Regulations" shall mean and refer to the rules and regulations of the Association as set forth in Section 3.4 and as may, from time to time, be amended, modified, supplemented and revoked pursuant to the Bylaws.

     Section 1.15 "Street" shall mean any publicly maintained roadway or highway or highway right of way, and any private roadway maintained for service to two or more Lots. Lands lying on opposite sides of the Street shall be regarded as adjoining.

                                  ARTICLE II
                                PROPERTY RIGHTS

     Section 2.1    Owner's Easements of Enjoyment. Every Owner and such
                    ------------------------------
Owners', tenants, subtenants, concessionaires, assignees and their invitees shall have a right and easement of enjoyment in and to the Common Area which shall be appurtenant to and shall pass with the title to every part of the Property, subject to the following provisions:

          (a) the right of the Association to suspend the voting rights of an Owner for:

               (1) any period during which any assessment against the part of the Property of an Owner remains unpaid, provided the Owner has not paid the assessment within thirty (30) days after receiving written Notice that such assessment is due;

               (2) any period during which the Owner is in violation of the Declaration provided the Owner has received written Notice from the Association of such violation, and does not correct such violation with thirty (30) days after and receiving such Notice; and

               (3) any period during which the Owner is in violation of the Rules and Regulations provided the Owner has received written Notice from the Association of such violation, and does not correct such violation with thirty (30) days after and receiving such Notice.

          (b) the right of the Declarant to dedicate or transfer all or any part of the Common Area to any public agency, authority or utility for such purposes.

          (c) the right of the Declarant to transfer or assign all of its rights and privileges provided in the Declaration to the Association or another person or entity.

          (d) the right of the Association, in accordance with its Articles or Bylaws, to borrow money for the purpose of improving the Common Area and appurtenant facilities and in aid thereof to mortgage said Common Areas, provided the Association is the fee title holder to the mortgaged Common Area. The rights of any such mortgagee in said Common Areas shall be subordinate to the rights of the Owners hereunder.

     Section 2.2    Additions To Existing Property.  Additional real property
                    ------------------------------
may become subject to this Declaration in the following manner:

          (a)  Authority.  If Declarant is the owner of any real property which
               ---------
     it desires to add to the scheme of this Declaration or Declarant consents to the addition of real property by any other person, firm or corporation, it may do so by filing of record a Notice of Annexation, which shall extend the scheme of the covenants, conditions and restrictions of this Declaration to such real property. The Notice of annexation shall include a metes and bounds description of the real property or any other legally sufficient description of the real property.

          (b)  Amendments.  The Notice of Annexation may contain additions,
               ----------
     deletions and modifications of the covenants and restrictions contained in this Declaration as may be necessary to reflect the different character, if any, of the added real property.

          (c)  Mergers.  Upon a merger or consolidation of the Association with
               -------
     another association, the Association's property, rights and obligations may be transferred to another surviving or consolidated association or, alternatively, the properties, rights and obligations of another association may be added to the properties, rights and obligations of the Association as a surviving corporation pursuant to a merger. The surviving or consolidated association shall administer the covenants and restrictions applicable to the properties of the association as one scheme. No such merger or consolidation, however, shall effect any revocation, change or addition to the covenants established by this Declaration.

                                  ARTICLE III
                         MEMBERSHIP AND VOTING RIGHTS

     Section 3.1    Incorporation.  Declarant shall charter a corporation under
                    -------------
the Texas Non-Profit Corporation Act to be known as Green Mountain Business Park, Inc., or by such other name as may be designated at the time of its incorporation, which incorporation may be subsequent to the conveyance of any part of the Property, for the purposes of assuring compliance with the terms of this Declaration. The Association, acting through its Board, shall have the power to enforce the covenants, conditions, restrictions, and all other terms contained in this Declaration, and subject to the provisions set forth herein, shall have the membership characteristics, powers, duties, and functions as set forth herein.

     Section 3.2 Every Owner shall be a member of the Association. Membership shall be appurtenant to and may not be separated from ownership of any part of the Property which is subject to assessment.

     Section 3.3 The Association shall have two (2) class of voting membership.

     Class A: The Class A member(s) shall be all Owners with the exception of the Declarant, and are entitled to one (1) vote for each full acre comprising the part of the Property owned or one vote if the part of the Property comprises less than one acre. When more than one entity holds an interest in any acre, votes for such part of the Property shall be exercised as they among themselves determine, but in no event shall there be more than one (1) vote per acre, except in respect to part of the Property comprising less than one acre.

     Class B: The Class B member(s) shall be the Declarant or entity controlled by Declarant, and shall be entitled to three (3) votes for each full acre comprising the part of the Property owned or one vote if the part of the Property comprises less than one acre. When more than one entity holds an interest in any acre, votes for such part of the Property shall be exercised as they among themselves determine, but in no event shall there be more than three (3) votes per acre, except in respect to part of the Property comprising less than one acre, provided that the Class B membership shall cease and become converted to Class A membership on the happening of the following events, whichever occurs earlier:

               (1) when the total votes outstanding in the Class A membership equal the total votes outstanding in the Class B membership; or

               (2)  on January 1, 2015.

From and after the happening of these events, whichever occurs earlier, the Class B Member shall be deemed to be a Class A Member entitled to one (1) vote for each full acre comprising the part of the Property owned or one vote if the part of the Property comprises less than one acre. in which it holds an interest, subject to the following rights of the Declarant.

     Pursuant to Section 2.2 additional land may be annexed into the Property and upon every annexation of such additional land, the Association shall, (even if Class B membership has theretofore ceased pursuant to this Section), automatically have two classes of voting membership:

          A.   Class A Members shall be all Owners as defined in Section 3.2,
               -------
     with the exception of Declarant.  Class A Members shall be entitled to one
     (1) vote for each full acre comprising the part of the Property owned or one vote if the part of the Property comprises less than one acre. When more than one entity holds an interest in any acre, votes for such part of the Property shall be exercised as they among themselves determine, but in no event shall there be more than one (1) vote per acre, except in respect to part of the Property comprising less than one acre.

          B.   Class B Members shall be the Declarant.  The Class B Member shall
               -------
     be entitled to five (5) votes for each full acre comprising the part of the Property owned or one vote if the part of the Property comprises less than one acre. When more than one entity holds an interest in any acre, votes for such part of the Property shall be exercised as they among themselves determine, but in no event shall there be more than five (5) votes per acre, except in respect to part of the Property comprising less than one acre, provided that the Class B membership shall cease and become converted to Class A membership on the happening of the following events, whichever occurs earlier:

               (1) when the total votes outstanding in the Class A membership equal the total votes outstanding in the Class B membership; or

               (2)  on January 1, 2025.

From and after the happening of these events, whichever occurs earlier, the Class B Member shall be deemed to be a Class A Member entitled to one (1) vote for each full acre comprising the part of the Property owned or one vote if the part of the Property comprises less than one acre in which it holds an interest, subject to the following rights of the Declarant.

     Section 3.4    Functions of the Association
                    ----------------------------

          (a)  Functions.  The Association shall have all of the powers of a
               ---------
     Texas non-profit corporation, as such powers may exist from time to time, subject only to such limitations upon the exercise of such powers as may be expressly set forth in this Declaration, Articles and Bylaws. It shall further have the power to do and perform any and all acts which may be necessary or proper for or incidental to the exercise of any of the express powers granted to it by the laws of Texas or by this Declaration, Articles or Bylaws. Without in any way limiting the generality of the two (2) preceding sentences, the Association and the Board acting on behalf of the Association, shall have the power and authority to perform the following functions:

               (1)  Maintenance. The Association shall provide maintenance for
                    -----------
          the Common Area. The Association shall have the power, but not the obligation, to provide maintenance for all dedicated rights-of-way and public areas to the extent the applicable governmental agencies have not accepted such for maintenance. The Association shall have the power, but not the obligation, to provide maintenance for any property located within the Property with respect to which the Association has accepted an easement. The Association shall also have the power, but not the obligation, to supplement the services provided by any governmental agencies or to provided special maintenance or services for particular areas in the Property which it deems desirable. The Association reserves a perpetual right of access on and across all or any part of the Property in order to provide any maintenance or services required or authorized to be performed or undertaken by the Association.

               (2)  Enforcement.  The Association shall have the power to take
                    -----------
          any and all actions necessary to enforce all covenants, conditions and restrictions affecting the Property and to perform any of the functions or services delegated to the Association in any covenants, conditions or restrictions applicable to the Property, Articles, Bylaws or Rules and Regulations, including, without limitation, those contained within this Declaration and as set forth in any amendment.

               (3)  Management.  The Association shall conduct the
                    ----------
          business of the Association, including, but not limited to, administrative services such as legal, accounting, financial and communication services. The Association shall have the right to enter into management agreements with companies affiliated with Declarant in order to provide its services and perform its functions and to retain professionals necessary or proper in the operation of the Association.

               (4)  Insurance. The Association shall have the power, but not the
                    ---------
          obligation, to purchase and maintain in effect general liability, flood and hazard insurance covering improvements and activities on the Common Area and such other insurance and in such amounts as the Board deems necessary. The Association shall cause all officers or employees having fiscal responsibility to be bonded in such amounts as the Board deems necessary.

               (5)  Security.  The Association shall have the power, but not the
                    --------
          obligation, to engage the services of a security company or security guard to provide security for the Development.

               (6)  Architectural Control. The Association shall operate the ACC
                    ---------------------
          in accordance with the terms of this Declaration.

               (7)  Regulations.  The Association shall adopt, publish and
                    -----------
          enforce the Rules and Regulations.

               (8)  Lighting. The Association shall have the power, but not the
                    --------
          obligation, to provide lighting on the Common Area.

               (9)  Construction. The Association may construct improvements on
                    ------------
          the Common Area. Any construction of improvements by the Association shall be subject to the same approval process and procedures as are provided herein.

               (10) Failure to Maintain.  The Association may provided exterior
                    -------------------
          maintenance upon any building or part of the Property which, in the Association's opinion requires such maintenance because such building or part of the Property is being maintained in a sub-standard manner. The Association shall notify the Owner in writing, specifying the nature of the condition to be corrected, and if the Owner has not corrected such condition within fifteen (15) days after the date of such Notice, the Association may correct such condition. The cost of such maintenance shall be assessed against the part of the Property and Owner as provided in Section 5.22 an individual assessment. For the purpose of performing the exterior maintenance authorized by this section, the Association, through its duly authorized agents or employees, shall have the right to enter upon any part of the Property or building.

               (11) Use of Assessments. The Association may carry out any of the
                    ------------------
          functions and services specified in this Section 3.4 to the extent such maintenance and services can be provided with the proceeds first from annual assessments and then, if necessary and appropriate, from special assessments or individual assessments. The functions and services allowed herein to be carried out or offered by the Association at any particular time shall be determined by the Board taking into consideration proceeds of assessments and the needs of the Association. The functions and services which the Association is authorized to carry out or to provide may be added to or reduced at any time upon the affirmative vote of a majority of the Board. The Association may additionally carry out all other powers and duties set forth in the Articles, Bylaws and Rules and Regulations.

                                  ARTICLE IV
                     COVENANT FOR MAINTENANCE ASSESSMENTS

     Section 4.1    Creation of the Lien and Obligation of Assessments. The
                    --------------------------------------------------
Declarant, for the Property, hereby covenants, and each Owner of any part of the Property, by acceptance of a deed therefor, whether or not it shall be so expressed in such deed, is deemed to covenant and agree to pay to the
Association:

          (a)  annual assessments or charges, and

          (b) special assessments for capital improvements, such assessments to be established and collected as hereinafter provided, and

          (c)  individual assessments.

     The annual and special assessments, together with interests, costs and reasonable attorney fees, shall be a charge on the part of the Property of the Owner and shall be a continuing lien upon such part of Property against which each such assessment is made. Each such assessment, together with interest, costs and reasonable attorney fees, shall also be the obligation of the Owner at the time when the assessment fell due. The obligation for delinquent assessments shall not pass to an Owner's successors in title unless expressly assumed by the successor.

     Section 4.2    Purpose of Annual Assessments. The annual assessments levied
                    -----------------------------
by the Association may be used for the payment of costs associated with the operation of the Association as more specifically set forth in Section 3.4.

     Section 4.3    Maximum Annual Assessments. Until January 1, 1999 the
                    --------------------------
maximum annual assessment shall be established based on the following formula:

     FOR PARTS OF THE PROPERTY WITH IMPROVEMENTS:
     $0.09 per square foot of office space
     $0.05 per square foot of manufacturing or warehouse space.

     FOR UNIMPROVED PARTS OF THE PROPERTY:
     $400.00 per acre

          (a) From and after January 1, 1999, the maximum annual assessment may be increased each year not more than five percent (5%) (such percentage increase may be cumulative from year to year) above the maximum assessment for the previous year without a vote of the membership.

          (b) From and after January 1, 1999, the maximum annual assessment may be increased above five percent (5%) by the vote or written consent of two-thirds (2/3) of each class of members who are voting in person or by proxy at a meeting dully called for this purpose.

          (c) The Board of Directors may fix the annual assessment at an amount not in excess of the maximum annual assessment established in accordance herewith.

     Section 4.4    Special Assessments for Capital Improvements. In addition to
                    --------------------------------------------
the annual assessments authorized above, the Association may levy, in any assessment year, a special assessment applicable to that year only for the purpose of defraying, in whole or in part, the cost of any construction, reconstruction, repair or replacement of a capital improvement upon the Common Area, including fixtures and personal property related thereto, provided that any such assessment shall have the vote or written consent of two-thirds (2/3rds) or more of the votes of each class of members.

     Section 4.5    Notice and Quorum for Any Action Authorized Under Section
                    ---------------------------------------------------------
4.3 and 4.4. Written Notice of any meeting called for the purpose of taking any
-----------
action authorized under Section 4.3 or 4.4 shall be sent to all members not less than ten (10) days nor more than fifty (50) days in advance of the meeting. At the first such meeting called, the presence of members or of proxies entitled to cast sixty percent (60%) of all votes of each class of membership shall constitute a quorum. If the required quorum is not present, another meeting may be called subject to the call notice requirements, and the required quorum at the subsequent meeting shall be one-half (1/2) of the required quorum at the preceding meeting. No such subsequent meeting shall be held more than sixty (60) days following the preceding meeting.

     Section 4.6    Uniform Rate of Assessments. The Declarant shall not be
                    ---------------------------
required to pay assessments on any part of the Property owned by the Declarant. All other parts of the Property shall be assessed that portion of the aforesaid annual or special assessments bearing the same ratio to the total thereof as the number of square feet comprising such part of the Property shall bear to the total number of square feet comprising all of the other parts of the Property, which are not owned by the Declarant.

     Section 4.7    Date of Commencement of Annual Assessments -Due Dates. The
                    -----------------------------------------------------
annual assessments provided for herein shall commence as to each part of the Property, other than those owned by the Declarant, at such time as the Declarant shall designate. The Board of Directors shall fix the amount of the annual assessment against each part of the Property at least thirty (30) days in advance of each annual assessment period; provided, however, that the failure of the Board of Directors to fix the annual assessment as above provided shall be conclusively deemed to be an election by the Board of Directors to continue in effect the annual assessment made for the preceding annual assessment period. Written Notice of the annual assessment shall be sent to every Owner subject thereto. The due dates of the annual assessment shall be established by the Board of Directors. The Association shall, upon demand, and for a reasonable charge, furnish a certificate signed by an officer or designated agent of the Association setting forth whether the assessments have been paid.

     Section 4.8    Effect of Nonpayment of Assessments - Remedies of the
                    -----------------------------------------------------
Association. Any assessment not paid within thirty (30) days after the due date
-----------
shall bear interest from the due date at the rate determined by the Board of Directors. The Association may bring an action at law against the Owner obligated to pay the same, or foreclose the lien against such part of the Property. Each such Owner, by its acceptance of a deed to a part of the Property, hereby expressly vests in the Association, or its agents, the right and power to bring all actions against such Owner personally or the collection of such charges as a debt and to enforce the aforesaid lien by all methods available for the enforcement of such liens, including judicial foreclosure by an action brought in the name of the Association in a like manner as a mortgage or deed of trust lien on real property, and such Owner hereby expressly grants to the Association a power of sale in connection with said lien. The lien provided for in this Section shall be in favor of the Association and shall be for the benefit of all other Owners. No Owner may waive or otherwise escape liability for the assessments provided for herein by non-use of the Common Area or abandonment of its part of the Property.

     Section 4.9    Subordination of the Lien to Mortgages. The lien of the
                    --------------------------------------
assessments provided for herein shall be subordinate to the lien of any first mortgage and the leasehold rights of a tenant. Sale or transfer of any part of the Property shall not affect the assessment lien. However, the sale or transfer of any part of the Property pursuant to mortgage foreclosure or any proceeding in lieu thereof, shall extinguish the lien of such assessments as to payments which became due prior to such sale or transfer. The foreclosure of the lien of the assessment shall not terminate the leasehold rights of a tenant. No sale or transfer shall relieve such part of the Property from liability for any assessments thereafter becoming due or from the lien thereof.

     Section 4.1    Exempt Property. The property dedicated to, and accepted by,
                    ---------------
a local public authority and all property owned by a charitable or nonprofit organization exempt form taxation by the laws of the State of Texas shall be exempt from the assessments created herein except in respect to any land used for business or proprietary functions. However, no land or improvements devoted to a business use shall be exempt from said assessments.

     Section 4.1    Change in Billing Period For Assessments. Notwithstanding
                    ----------------------------------------
anything to the contrary set forth herein, the Board of Directors shall have the right to change the billing period for the annual assessments to a quarter-annual or semi-annual billing period. Written Notice of any such change in billing period shall be sent to every Owner at least thirty (30) days prior to the date such change goes into effect. The due dates for assessment under any such revised billing period shall be established by the Board of Directors.

                                   ARTICLE V
                               USE RESTRICTIONS

     The Property shall be occupied and used as follows:

     Section 5.1    Obstruction of Common Area. There shall be no obstruction of
                    --------------------------
the Common Area. Nothing shall be stored in the Common Area without the prior written consent of the Declarant or Board of Directors.

     Section 5.2    Nuisance. No noxious, or offensive activity or any kind
                    --------
shall be conducted on any portion of the Property as provided herein. No use shall be permitted which is hazardous by reason of excessive danger of fire or explosion, or offensive by reason of odor (not including reasonable odors inherent in the operation of restaurant or food processor), fumes, vibrations, dust, smoke, noise or pollution, in such condition or amount as to adversely affect the surrounding area or premises which shall constitute a violation of any law of the United States, the State of Texas, County of Bexar, or the City of San Antonio.

     Section 5.3    Use of Land: No part of the Property shall be used or
                    ------------
maintained for any of the following activities:

          (a) Sexually oriented businesses - This restriction shall be defined as adult bookstores, adult entertainment establishments and adult motion picture theaters as described herein:

               Adult bookstore - a business enterprise which has a substantial
               ---------------
          or significant portion of its stock in trade, or which has as its main purpose the offering for sale of books, magazines, or sound recordings, or printed, visual or audio material of any kind, which are characterized by their emphasis on the description or depiction of specified anatomical areas or specified sexual activities; or a business establishment which offers for sale books, magazines, pamphlets, pictures, drawings, photographs, motion picture films, or sound recordings or printed, visual or audio material of any kind, which business establishment, because of the depiction of description of specified anatomical areas or specified sexual activities in the materials offered for sale, is restricted to adults, or is advertised or promoted as being restricted to adults.

               Adult entertainment establishment - a place of business where
               ---------------------------------
          live entertainment is provided for patrons, or a portion of a business set aside for providing live entertainment to patrons, in which an emphasis on the exhibition, depiction, or description of specified anatomical areas or specified sexual activities; or a place where exhibition of specified anatomical areas or specified sexual activities, admittance is limited to adults, or admittance is advertised or promoted as being restricted to adults.

               Adult motion picture theater - a place of business where motion
               ----------------------------
          pictures are shown to paying customers when such place is used for presenting material having as its dominant theme, or distinguished or characterized by, an emphasis on the depiction or description of specified anatomical areas or specified sexual activities for observation by patrons, and where admittance to such showings is totally limited to adults.

          (b)  Commercial landfills

          (c) Incineration of garbage, dead animals or refuse fat rendering -This restriction will not apply to a laboratory which may require incineration of certain materials.

          (d) Stockyard or slaughtering of animals - This restriction will not apply to the continued agricultural use of all or part of the Property for cattle grazing. In addition, this restriction will not prohibit the killing of animals in a laboratory, or a veterinarian clinic, or packaging of food products.

          (e) Refining of petroleum or its products - This restriction will not apply to laboratory situations, molding of plastics or wraps to contain products.

          (f) Smelting of iron, tin, zinc, lead, or other ores -This restriction will not apply to laboratory conditions, or the soldering or welding of wire or metals for the assembly of products.

          (g) Cole or coke storage or sales - This restriction will not apply to storage, sales, or distribution of such products by retailers such as Home Depot, H.E.B., Albertsons, Builders Square, or any other such company which may be storing charcoal or other products for distribution to retail centers.

          (h) Night Clubs (Bars) - defined as a business which derives over fifty percent (50%) of its gross revenues from the onsite sale of alcoholic beverages for the purpose of onsite consumption.

     Some of the uses mentioned above may be incidental to an acceptable large scale use at a site. These restrictions are not intended to prohibit such incidental uses, the Declarant may review incidental uses on a case by case basis, and grant approval of such uses in the Development.

     Section 5.4    Open Storage. No open storage (defined as any storage other
                    ------------
than within a permanent structure) shall be permitted on any part of the Property unless such storage is to the rear or side of such part of the Property and is screened by landscaping or other approved screening, so that such storage cannot be seen from any Street and/or adjacent part of the Property. The Declarant reserves the right to approve open storage, on any part of the Property, subject to written approval and specific guidelines determined by Declarant on a case by case basis.

     Section 5.5    Temporary Buildings. No structure of a temporary character,
                    -------------------
trailer, tent, shack, garage, barn or other outbuilding shall be built, used or maintained on any part of the Property within the Development at any time, other than during the construction or remodeling period of buildings or other permanent structures on any part of the Property. The Declarant reserves the right to approve temporary buildings on any part of the Property on a case by case basis, subject to written approval and specific guidelines determined by the Declarant.

     Section 5.6    Building Setback Restrictions. All buildings shall be
                    -----------------------------
setback a minimum of 100 feet from public street right of ways. Buildings shall be setback a minimum of 50 feet from side and rear property lines. The Declarant reserves the right to reduce building setback restrictions on a case by case basis, provided such consent is given in writing by the Declarant.

     No building shall be constructed on any part of the Property, within 100 feet of the rear property line or any residential lot fronting on the Mountain Vista Drive. In addition, no building shall be constructed on the Property within 125 feet of the rear property line of any residential lot fronting on Vista Bluff Drive.

     Section 5.7    Building Height Limit. Any exterior wall which is located on
                    ---------------------
the Property and within 200 feet of the Vista subdivision shall be limited to 38 feet in height above the finished grade at the wall.

     Section 5.8    Masonry. The elevations of any structure facing any Street
                    -------
within the Development, or Loop 1604, shall be constructed of windows, doors, and architectural grade masonry material as determined by the Declarant, except that non-masonry materials may be used upon the written approval of the Declarant to screen mechanical equipment. The Declarant may approve of non-masonry materials facing streets; however, Declarant may require that such materials are screened in a manor acceptable to Declarant.

     Section 5.9    Onsite Lighting.  All exterior light fixtures shall be
                    ---------------
designed and placed to illuminate structures within the general confinement of the boundary lines. Such exterior lighting must conform to plans and be approved in writing by the Declarant or the Architectural Control Committee.

     Parking lot lighting and exterior building lights located on the Property and within 200 feet of a residential lot within the Vista subdivision, will be designed in a manner to prevent light from projecting directly toward the residential lot(s).

     Section 5.1    Landscaping. A landscaped greenbelt (roadway greenbelt) with
                    -----------
a minimum width of 20 feet, shall be installed and maintained adjacent to all public street or highway right-of-way. The installation and maintenance of the roadway greenbelts will be the responsibility of the Owner of such part of the Property on which such greenbelt is located. Installation of landscaping in roadway greenbelts shall occur when improvements such as a building or parking lot are constructed on such part of the Property. Underground utility construction and drainage improvements may be constructed in the roadway greenbelts. Site signage, building signage, access roadways, sidewalks, fencing, or other improvements may be constructed in the roadway greenbelts subject to the written approval of the Declarant.

     The Owner of a Lot adjacent to a Street shall also be responsible for landscaping and maintenance of the parkway adjacent to such Lot. Installation of such landscaping shall occur when improvements such as a building or parking lots are constructed on such Lot.

     No fence, wall, hedge or shrub planting which obstructs sight lines shall be placed or permitted to remain on any corner part of the Property within the triangular areas formed by the street property lines and a line connecting them at points twenty-five feet (25') from the intersection of the street lines or in the case of a rounded property corner, from the intersection of the street line extended; the same sight lime limits shall apply on any Lot within ten feet (10') from the intersection of street property lines with the edge of a driveway or alley pavement. No tree shall be permitted to remain within such distance of such intersections, unless the foliage is maintained at sufficient height to prevent obstruction of such sight lines.

     Section 5.1    Sidewalks. The Owners of Lots adjacent to Streets and
                    ---------
highways shall install concrete sidewalks, with a minimum width of 4 feet, complying with all governmental regulations, along the frontage of such public streets or highways, where such sidewalks are required. Installation of such sidewalks shall be done in conjunction with the construction of building or parking improvements on the Lots.

     Section 5.1    Refuse Areas. Refuse areas shall be visibly screened from
                    ------------
Streets and adjacent parts of the Property. All such areas shall be located to the rear of the building or to the side of a building, other than the Street side and at least 100 feet from the front of the building.

     Section 5.1    Roofs. Placement of any objects such as air conditioning
                    -----
units or exhaust fans or other equipment located on the roof of any building or other permanent structure shall be effectively screened from view from streets and other parts of the Property. The screening plan shall be subject to the prior review and approval of the Declarant or the Architectural Control Committee.

     Section 5.1    Signs. All building or onsite signage shall be reviewed and
                    -----
approved by the Declarant or Architectural Control

Committee prior to installation.

     Section 5.1    Fences. No fence, wall, or hedge shall be built or
                    ------
maintained in front of any buildings, except as required by governmental ordinance or approved by the Declarant. Rear yard fencing shall not be installed nearer than 15 feet to the front wall line of the building or nearer than 15 feet to any adjoining building. Chain link fencing shall be permitted only to the rear of the building and along the side or rear yard of the building, provided such building is not along the Street side and not visible from the Street, except if needed to provide security to the Lots for unauthorized entry from public areas.

     Section 5.1    Screening. All required screening within any Lot in the
                    ---------
Property shall be constructed of 100 percent masonry or stucco, except that berms or shrubs may be allowed subject to the written approval of the Declarant, for screening if properly landscaped and maintained.

     Section 5.1    Parking. All present and future vehicle parking shall be
                    -------
constructed and maintained on the Lots. The number of parking spaces to be included in the parking area shall conform to the City Code of San Antonio, Texas, and all other applicable government regulations. All such areas shall be paved with permanent surfacing materials such as asphalt, macadam or concrete. Any other materials shall be subject to the prior approval of the Declarant as a part of the site plan. Parking areas shall be curbed and paved with appropriate materials as specified and approved by the Declarant. No parking area shall be allowed to be constructed within 20 feet from any public Street right-of-way line. All parking shall be adequately screened by use of berm, trees, landscaping, or other means acceptable to the Declarant. Parking areas for trucks and vans shall be provided at the rear of the building or at the side of the building within properly screened areas in accordance with the landscaping provision. No on-Street parking of any vehicle shall be permitted and parking areas shall be designed so as to insure that no on-Street parking will occur.

     Section 5.1    Utilities. All onsite utility service lines, including
                    ---------
electrical lines and telephone lines, located within a Lot shall be placed underground unless approved in writing by the Declarant. Utility distribution lines servicing the Property may be placed above ground. Any transformer or terminal equipment provided within 150 feet of a public street or highway shall be visibly screened from view from Streets and adjacent parts of the Property, with appropriate screening material provided by, maintained by and at the sole cost and expense of the Owner.

     Section 5.1    Utility Easements. Easements for installation and
                    -----------------
maintenance of utilities and drainage facilities are reserved as shown on the recorded plat. No structure, planting or other material shall be placed or permitted to remain within the easements which may damage or interfere with the installation and maintenance of utilities; or in the case of drainage easements, which may change the direction of flow of water through drainage channels in such easements. The easement area of each part of the Property, if any, and all improvements in such area shall be maintained continuously by the Owner of such part of the Property, except for those improvements for which a public authority or utility company is responsible. Neither Declarant nor any utility company using the easements herein referred to shall be liable for any damage done by them or their assigns, agents, employees, or servants to shrubbery, streets or flowers or other property of the Owners situated on the land covered by said easements.

     Section 5.2    Drainage Easements. Easements for drainage throughout the
                    ------------------
Property, in the event same are applicable to such parts of the Property situated therein, are reserved as shown on the aforementioned recorded plats, such easements being depicted thereon as "drainage easements." No Owner of any part of the Property may perform or cause to performed any act which would alter or change the course of such drainage easements in a manner that would divert, increase, accelerate or impede the natural flow of water over and across such easements. More specifically, and without limitation, no Owner may:

          (a) alter, change or modify the existing natural vegetation of the drainage easements in a manner that changes the character of the original environment of such easements;

          (b) alter, change or modify the existing configuration of the drainage easements, or fill, excavate or terrace such easement or remove trees or other vegetation therefrom without the prior written approval of the Architectural Control Committee and the City of San Antonio Drainage Engineer;

          (c) construct, erect or install a fence or other structure of any type or nature within or upon such drainage easements;

          (d) permit storage, either temporary or permanent, of any type upon or within such drainage easements; or

          (e) place, store, or permit to accumulate trash, garbage, leaves, limbs, or other debris within or upon the drainage easements, either on a temporary or permanent basis.

     The failure of any Owner to comply with the provisions of this Section 5.20 shall in no event be deemed or construed to impose liability of any nature on the Architectural Control Committee and/or Declarant, and such Architectural Control Committee and/or

Declarant shall not be charged with any affirmative duty to police, control or enforce such provisions. The drainage easements provided for in this Section
5.20 shall in no way affect any other recorded easement in the Property.

     Section 5.2    Lot Maintenance. Each Owner shall maintain its part of the
                    ---------------
Property and any road parkways adjacent to such part of the Property, in a neat and attractive manner keeping the premises in good repair. This shall include, but shall not be limited to:

          (a)  lawn mowing;

          (b)  tree and shrub pruning

          (c)  watering (if not restricted by governmental entities)

          (d) keeping exterior lighting and mechanical facilities in working order

          (e)  keeping lawn and garden areas alive, free of weeds and attractive

          (f)  keeping parking areas, driveways and roads in good repair

          (g)  painting on all buildings

          (h) maintaining signs, fencing, screening, private parks, sidewalks, Streets, Street lights and all other landscaped areas and unimproved areas

          (i)  complying with all government health and police requirements

          (j)  repair of exterior damage to improvements

          (k)  prompt removal of all litter, trash, refuse, and waste

     Owner(s) shall not remove earth or trees, except with the permission of the Declarant. Each Owner shall maintain the screened areas around transformers or terminal equipment which serves such part of the Property.

     During construction, it shall be the responsibility of each Owner to insure that construction sites are kept free of unsightly accumulation of rubbish and scrap materials, and that construction materials, trailers, shacks and the like are kept in a neat and orderly manner.

     The Declarant reserves the right to approve of a maintenance plan and the level of maintenance for developed and vacant lots.

     Section 5.2    Maintenance Enforcement. If, in the opinion of the Declarant
                    -----------------------
or the Association, any such Owner or occupant has failed in any of the duties or responsibilities, described in Section 5.21, then the Declarant or the Association may give such Owner written Notice of such failure and such Owner must within ten (10) days after receiving such Notice, perform the care and maintenance required. Should any Owner fail to fulfill this duty and responsibility within such period, then the Declarant or the Association, through its authorized agent or agents, shall have the right and power (but not the obligation) to enter onto the Owner's part of the Property and perform such care maintenance without any liability for damages or wrongful entry, trespassing or other wise to any Owner. The Owner of the part of the Property in which such work is performed shall be liable for the cost of such work and shall promptly reimburse the Declarant or the Association for such cost. If such Owner or occupant shall fail to reimburse the Declarant or the Association within thirty (30) days after receipt of the statement for such work from the Declarant or the Association, then said indebtedness shall constitute a lien against the part of the Property on which the work was performed. Such lien shall have the same attributes as the lien for assessments and special assessments set fourth in Article IV, which provisions are incorporated herein by reference, and the Association shall have identical powers and rights in all respects, including but not limited to, the right of foreclosure.

     Section 5.2    Architectural Control. In order to maintain landscaping and
                    ---------------------
architectural compatibility, a primary consideration for the protection of the occupants of a planned business park and light industrial development is that no building, fence, sign, or other structure shall be erected, placed or altered on any part of the Property until such part of the Property has been platted and the plans and specifications for such building, fence, sign or other structure and the location of such building, fence, sign or other structure and site plan showing the location such building, fence, sign or other structure and the location and nature of parking and landscaped area shall have been approved in writing as to the quality of workmanship and materials, color coordination, conformity and harmony of architectural design with existing structures within the Property, and as to the conformity with all other provisions of this Declaration, by the ACC. The plans and specifications to be submitted for review and approval shall include the following:

          (a) a topographical plot showing existing contour grades and showing the location of all improvements, structures, walks, patios, driveways, fences and walls. Existing and finished grades shall be shown at Lot corners and at corners of proposed improvements. Lot drainage provisions shall be indicated as well as cut and fill details if any appreciable change in the Lot contours is contemplated.

          (b)  exterior elevations

          (c)  exterior materials, colors, textures, and shapes

          (d)  structural design

          (e)  landscaping plan, including walkways, fences and walls

          (f)  parking area and driveway plan

          (g)  screening, including size, location and method

          (h)  utility connections

          (i)  exterior illumination, including location and method

          (j)  signs, including size, shape, color, location and materials

     The ACC shall consist of three (3) regular members: the chairman of the ACC ("Chairman") and two (2) regular members to be appointed by the Chairman within ten (10) days following his appointment. The ACC may also include up to two (2) alternate members, each of whom shall be appointed by the Chairman and may be authorized by the Chairman to attend any meeting of the ACC in the absence of any regular member and to vote on all matters that come before the ACC at such meeting. The ACC also may include up to two (2) associate members, which will be appointed by the Chairman, any and all of whom may be authorized to attend such meetings as the Chairman shall specify and to participate in any discussion at such meetings, but not to vote on any matters. In the event one (1) of the members of the ACC other than the Chairman is removed, resigns or is no longer able to serve as a member, the Chairman shall appoint a new member of the ACC so that there will continue to be three (3) regular members of the ACC. A record of the members of the ACC shall at all times be kept at the offices of the Association or Declarant and such information shall be provided to any Owner upon request. Members of the ACC need not be officers, directors nor members of the Association. Members of the ACC shall be reimbursed for reasonable out-of-pocket expenses incurred in their capacity as members of the ACC.

     The Declarant hereby appoints J. Steven Brown to be the first Chairman. The Declarant shall have the right to remove the Chairman and any and all other members from the ACC at any time for any reason, with or without cause. Any successor Chairman of the

ACC shall be appointed by the Declarant. As of January 31 of each year, the Declarant shall review the composition of the members of the ACC and shall either re-appoint the Chairman or shall appoint a new Chairman. In the event of death or resignation or other inability to serve of any member of said committee, the Declarant shall designate a successor committee member or members.

     The Declarant may also appoint staff and consultants to the ACC, including, but not limited to architects, landscape architects, planners, engineers, attorneys and other individuals whose knowledge or skills will assist the ACC in carrying out its functions.

     In each instance where improvements have been erected, or the construction thereof is substantially advanced, in such manner that the same violates the restrictions contained in this Declaration, ACC approvals or any other covenants which the ACC has the power to enforce, or in such manner that the same encroaches on any easement or the Common Area, the ACC reserves the right (but shall not be obligated in any manner) to release such Lot from the restriction which it violated and to grant an exception to permit the encroachment or violation so long as the ACC, in the exercise of its good faith discretion, determines that the release or exception will not materially and adversely affect the health, safety and appearance of the Property. All such modification, releases or exceptions shall be within the sole opinion and absolute discretion of the ACC. The ACC has the right, but not the obligation, to grant waivers for minor deviations and infractions of this Declaration.

      In the event said committee or its designated representative fail to approve or disapprove any plans and specifications or plats within thirty (30) days after the same have been submitted to it, such approval shall not be required and the party shall be deemed to have fully complied with this Section, however, such non-action shall not constitute the approval of any provisions of such plans and specifications or plats in violation of any other covenants contained herein which approval may be granted by affirmative action taken pursuant to this Section.

     The Architectural Control Committee shall have the express authority to perform fact finding functions hereunder and shall have the power to construe and interpret any covenant herein that may be vague, indefinite, uncertain or capable of more than one construction. All decisions of the committee shall be final and binding, and there shall be no revisions of any action of the committee except by procedure for injunctive relief when such action is patently arbitrary and capricious. The Declarant or members of the Architectural Control Committee shall not be liable to any persons subject to or possessing or claiming the benefits of these covenants for any damage or loss arising out of their acts hereunder, it being understood and agreed that the remedy of an aggrieved party shall be restricted to injunctive relief.

     Section 5.2    Variances. The Architectural Control Committee or the
                    ---------
successor of the Architectural Control Committee shall have the sole authority to grant variances to the covenants set forth in Article V of this Declaration. Variances shall be granted only by the unanimous approval of the Architectural Control Committee. The Declarant shall have sole authority to modify the boundaries of the plat of the Property, attached hereto and incorporated herein.

                                  ARTICLE VI
                              GENERAL PROVISIONS

     Section 6.1    Enforcement. The Declarant, Association, the Architectural
                    -----------
Control Committee or any Owner, shall have the right to enforce, by any proceeding at law or in equity, all restrictions, conditions, covenants, reservations, liens and charges now or hereafter imposed by the provisions of this Declarant. Failure by the Declarant, Association, or by any Owner to enforce any covenant or restriction herein contained shall in no event be deemed a waiver of the right to do so thereafter. Declarant, for itself, its successors or assigns, reserves the right to enforce these restrictive covenants, though it may have previously sold and conveyed all of its interest in the Property, controlled by these covenants. The reservation of this right of enforcement shall not create an obligation or liability of any kind to enforce same.

     Section 6.2    Severability. Invalidation of any one of these covenants or
                    ------------
restrictions by judgment or court order shall in no wise affect any other provision which shall remain in full force and effect.

     Section 6.3    Term.  The covenants, conditions and restrictions of this
                    ----
Declaration shall run with and bind the Property, and shall inure to the benefit of and be enforceable by the Association, Declarant and any Owner, their respective legal representatives, heirs, successors and assigns until January 1, 2028, at which time said covenants shall be automatically renewed and extended for successive periods of ten (10) years. The number of ten (10) year renewal periods hereunder shall be unlimited with this Declaration being automatically renewed and extended upon the expiration of each ten (10) year period for an additional ten (10) year period; provided, however, that there shall be no renewal or extension of this Declaration if during the last year of the initial thirty (30) year period, or during the last year of any subsequent ten (10) year renewal period, a majority of the total eligible votes of the membership of the Association cast at a duly held meeting of the Members of the Association vote in favor of terminating this Declaration at the end of its then current term.

It shall be required that written notice of any meeting at which such proposal to terminate this Declaration is to be considered, setting forth the fact that such a proposal will be considered, shall be given at least thirty (30) days and no more than sixty (60) days in advance of such meeting. In the event that the Association votes to terminate this Declaration, the President and Secretary of the Association shall execute a certificate which shall set forth the resolution of termination adopted by the Association, the date of the meeting of the Association at which such resolution was adopted, the date that Notice of such meeting was given, the total number of votes of Members of the Association, the total number of votes cast in favor of such resolution and the total number of votes cast against such resolution. The certificate shall be recorded in the Real Property Records and Deed and Plat Records of Bexar County, Texas, and may be relied upon for the correctness of the facts contained therein as they relate to the termination of this Declaration.

     Section 6.4    Assignment of Rights and Duties.  Any and all of the rights,
                    -------------------------------
powers and reservations of the Association and Declarant may be assigned to any person, corporation or association which will assume the duties of the Association or Declarant, as applicable, pertaining to the particular rights, powers and reservations assigned. Upon such assignee evidencing its consent in writing to accept such assignment, have the same rights and powers and be subject to the same obligations and duties, it shall, to the extent of such assignment, have the same rights and powers and be subject to the same obligations and duties as are herein given to and assumed by the Association or Declarant. Further, the Association or Declarant may from time to time delegate any and all of its rights, powers, discretion and duties hereunder to such agent or agents as it may nominate.

     Section 6.5    Power of Attorney.  The Association is hereby granted an
                    -----------------
irrevocable power of attorney to represent the Owners in any proceedings, negotiations, settlements or agreements relating to the damage, destruction or condemnation of the Common Area and dedicated rights-of-way.

     Section 6.6    Mineral Reservation.  Declarant hereby reserves and retains
                    -------------------
all of its rights, title and interest in all oil, gas, coal, caliche and other minerals in and to the Property. The minerals herein reserved include all minerals regardless of the method of mining or exploitation. Declarant agrees not to drill, extract or mine the oil, gas, coal, caliche or other minerals in and to the Property without the express written permission of all Owners.

     Section 6.7    Incorporation of Other Documents. The Architectural Design
                    --------------------------------
Guidelines, Articles, Bylaws and Rules and Regulations as may, from time to time, be amended or modified are incorporated herein for all purposes.

     Section 6.8    Authorized Action.  All actions which the Association is
                    -----------------
permitted to take under this instrument shall be authorized actions of the Association as approved by the Board of Directors in the manner provided for in the Bylaws of the Association, unless the terms of this Declaration provide otherwise.

     Section 6.9    Limitation of Liability.  Declarant, as well as its
                    -----------------------
partners, agents, employees, officers, directors, partners and their respective officers, directors, agents and employees, shall not be liable to any Owner or lessee of the Lot or any portion thereof or to any other party for any loss, claim or demand in connection with a breach of any provision of these covenants by any party other than Declarant.

     Section 6.1    Amendment by Members.  This Declaration may be amended, at a
                    --------------------
regular or special meeting of the Members, by a vote of at least a majority of the total eligible votes of the membership of the Association.

     Section 6.1    Notice and Quorum.  For any meeting called to amend the
                    ------------------
Declaration, the following must be followed:

          (a) Notice.  Written notice of any meeting called for the purpose of
              ------
     amending the Declaration shall be sent to all Members not less than fifteen
     (15) days nor more than fifty (50) days in advance of the meeting.

          (b) Quorum.  At the first meeting called the presence at the meeting
              ------
     of Members, or of proxies, entitled to cast sixty percent (60%) of all the votes of each class of membership shall constitute a quorum. If the required quorum is not forthcoming at any meeting, another meeting may be called, subject to the Notice requirements set forth herein, and the required quorum at any such subsequent meeting shall be one-half ( 1/2) of the required quorum at the preceding meeting, provided that such reduced quorum requirement shall not be applicable to any such subsequent meeting held more than sixty (60) days following the preceding meeting.

          (c) Amendment by Declarant.  Until such time as Declarant ceases to be
              ----------------------
     a Class B Member, Declarant specifically reserves for itself, its successors and assigns, the absolute and unconditional right to alter, modify, change, revoke, rescind or cancel any or all of the restrictive covenants contained in this Declaration by filing, in the real property records, an amendment to the Declaration. The Declarant is not required to send out notices or conduct a meeting in order to amend the Declaration under this Section.

     Section 6.1    Severability.  Should any covenant, condition, or
                    ------------
restriction herein contained, or any article, section, paragraph, sentence, clause, phrase or term of this Declaration be declared to be void, invalid, illegal, or unenforceable, for any reason, by the adjudication of any court or other tribunal having jurisdiction over the parties hereto and the subject matter hereof, such judgment shall in no way affect the other provisions hereof which are hereby declared to be severable and which shall remain in full force and effect.

     Section 6.1    Interpretation.  The Board shall have the right except as
                    --------------
limited by any other provisions of this Declaration, Articles or Bylaws, to determine all questions arising in connection with this Declaration and to construe and interpret its provisions, and its good faith determination, construction or interpretation shall be final and binding.

     Section 6.1    Singular, Plural and Gender.  Whenever the context so
                    ---------------------------
permits, the use of the singular shall include the plural and the plural shall include the singular, and the use of any gender shall be deemed to include all genders.

     Section 6.1    Construction.  The provisions of this Declaration shall be
                    ------------
liberally construed to effectuate its purpose of creating a uniform plan for the operation and development of the Property.

     Section 6.1    Articles and Sections.  Article and section headings in this
                    ---------------------
Declaration are for the convenience of reference and shall not affect the construction or interpretation of these covenants. Unless the context otherwise requires, reference herein to articles, divisions and sections are to articles and sections of this declaration.

     Section 6.1    Violations Defined.  Any act of commission or omission
                    ------------------
contrary to the commands or directives of this Declaration, or any breach of any duty imposed by this Declaration shall constitute a violation hereof. Notwithstanding anything contained herein to the contrary, the Association will perform no act nor undertake any activity which will violate its non-profit status under applicable state or federal law.

     Section 6.1    Penalties.  Failure of an Owner to comply with this
                     --------
Declaration, guidelines set by the ACC, Articles, Bylaws or Rules and Regulations shall be grounds for action which may include, without limitation, an action to recover sums due for damages, injunctive relief or any combination thereof, including costs and attorneys' fees incurred in bringing such actions, and if necessary, costs and attorney's fees for appellate review. The Association shall also have the right to amend the Rules and

Regulations in order to provide for the imposition of fines for failure to comply with this Declaration or the Rules and Regulations.

     Section 6.1    Enforcement.  Enforcement of the covenants, conditions and
                    -----------
restrictions contained in this Declaration shall be by any proceeding at law or in equity and may be instituted by Declarant, its successors or assigns, the Association, its successors or assigns, or any Owner against any person or persons violating or attempting to violate or circumvent any covenant, condition or restriction, either to restrain violation or recover damages, and against the land, and to enforce any lien created by this Declaration. Failure by Declarant, the Association or any Owner to enforce any covenant, condition or restriction herein contained for any period of time shall in no event be deemed a waiver or estoppel of the right to enforce same thereafter.

     Section 6.2    Effect of Other Regulations.  Wherever higher or more
                    ---------------------------
restrictive standards are established by the provisions of any other applicable statute, ordinance or regulation than are established by the provisions of this Declaration, the provisions of such statute, ordinance or regulation shall govern.

     Section 6.2    Hearing by the Board.  In addition to other remedies
                    --------------------
provided for the enforcement of these covenants, the Board of Directors is authorized to hear and determine the facts in cases of alleged nuisances and where it finds that facts exist which constitute a nuisance, the Board may order the cessation and abatement of such nuisance.

                          [signature page to follow]

     IN WITNESS WHEREOF, the undersigned, being the Declarant, herein have hereunto set its hand and seal this 24th day of March, 1998.



                                   GREEN MOUNTAIN ASSOCIATES, LTD., a
                                   Texas limited partnership

                                   By:  M. DOLAN CORPORATION, a Texas
                                        corporation, its general partner



                                        ________________________________
                                        By:  Michael J. Dolan
                                        Its: President


                                   GREEN MOUNTAIN VENTURES I, LTD., a
                                   Texas limited partnership

                                   By:  M. DOLAN CORPORATION, a Texas
                                        corporation, its general partner



                                        ________________________________
                                        By:  Michael J. Dolan
                                        Its: President

State of Texas      (S)
                    (S)
County of Bexar     (S)

     Before me, the undersigned, a Notary Public on this day personally appeared MICHAEL J. DOLAN, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was acting on behalf of the said Green Mountain Ventures I, Ltd., a Texas limited partnership, and that he had executed the same as the act of such partnership for the purpose and consideration therein express, and in the capacity therein stated.

     Given under my hand and seal of office, this _____ day of March, 1998.


                                        ___________________________________
                                        Notary Public, State of Texas


State of Texas      (S)
                    (S)
County of Bexar     (S)

     Before me, the undersigned, a Notary Public on this day personally appeared MICHAEL J. DOLAN, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was acting on behalf of the said Green Mountain Associates, Ltd., a Texas limited partnership, and that he had executed the same as the act of such partnership for the purpose and consideration therein express, and in the capacity therein stated.

     Given under my hand and seal of office, this _____ day of    March,  1998.


                                        ___________________________________
                                        Notary Public, State of Texas


AFTER RECORDING RETURN TO:

Mr. Ronald W. Hagauer
Attorney at Law
745 E. Mulberry, Suite 850
San Antonio TX 78212

                                  EXHIBIT "E"

                                       TO

                                LEASE AGREEMENT

                    Subordination/Non-Disturbance Agreement
                    ---------------------------------------


as attached

                    SUBORDINATION/NON-DISTURBANCE AGREEMENT


     THIS AGREEMENT made and entered into effective as of the ___ day of _______________________, 1998 by and between
______________________________________________, having its principal office at
_____________________________("Mortgagee"), and
_____________________________________, a ________________ corporation.
("Tenant").

                                   RECITALS:
                                   --------

     WHEREAS, Tenant entered into a lease with Green Mountain I, a Texas limited partnership (the "Landlord") for a portion (the "Leased Premises") of the real property (the "Premises") described in Exhibit "A", attached hereto, said lease being dated as of _____________ (attached hereto as Exhibit "B"), said lease and Addenda (hereinafter collectively referred to as the "Lease"); and

     WHEREAS, Mortgagee holds a Mortgage (called the "Mortgage"); and

     WHEREAS, Tenant and Mortgagee desire hereby to establish certain rights, safeguards, obligations and priorities with respect to their respective interest by means of the following non-disturbance, attornment and subordination agreements.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and in consideration of One Dollar ($1.00) by each of the parties hereto paid to the other, receipt of which is hereby acknowledge, the parties do hereby covenant and agree as follows:

1. The Lease is and shall be subject and subordinate to the Mortgage insofar as it affects the Premises of which the Leased Premises forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon.

2. In the event it should become necessary to foreclose the Mortgage, the Mortgagee thereunder will not join the Tenant under the Lease in summary or foreclosure proceedings, and no foreclosure of the lien of the Mortgage, or any other proceeding in respect thereof, shall divest, impair, modify, abrogate or otherwise adversely affect any interests or rights whatsoever of Lessee under the Lease, so long as the Tenant is not in default, beyond the applicable period to cure, under any of the terms, covenants or conditions of the Lease.

3. In the event that the Mortgagee shall, in accordance with the foregoing, succeed to the interest of the Landlord under the

     Lease, the Mortgagee agrees to be bound to the Tenant under all the terms, covenants and conditions of the Lease, as renewed and extended, and the Tenant agrees, from and after such event, to attorn to the Mortgagee and/or purchaser at any foreclosure sale of the Premises, all rights and obligations under the Lease to continue as though the interest of Landlord had not terminated or such foreclosure proceedings had not been brought, and the Tenant shall have the same remedies against the Mortgagee for the breach of an agreement contained in the Lease that the Tenant might have had against the Landlord if the Mortgagee had not succeeded to the interest of the Landlord: provided, however, that the Mortgagee shall not be:

     a. liable for any act or omission of any prior landlord (including the Landlord); or

     b. subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord) relating to matters occurring prior to the acquisition of title by mortgagee, its successors and assigns; or

     c. except for rent pre-paid in accordance with paragraph 3(d) of the Lease, bound by any rent or additional rent which the Tenant might have paid for more than the current month to any prior landlord (including the Landlord); or

     d. bound by any amendment or modification of the Lease made without its consent; or

     e.   liable for the return of any security deposit not actually received.

4. Notwithstanding anything to the contrary hereinabove contained, to the extent the provisions of the Mortgage dealing with application of casualty insurance proceeds and condemnation proceeds may be inconsistent with corresponding provisions of the Lease, the provision of the Mortgage shall be controlling.

5. Mortgagee does not intend hereby to waive or negate any covenant or agreement in said Lease, if any, which provides Landlord an option to cancel independently of any default on the part of Tenant.

6. This Agreement may not be modified other than by an Agreement in writing, signed by the parties hereto or by their respective successors in interest.

7. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns and to no other persons.

8. It is expressly understood and agreed that this Agreement shall supersede, to the extent inconsistent herewith, any provisions of the Lease relating to the Subordination of the Lease and interest and estates created thereby to the Lien or charge of the Mortgage.

9. This Agreement shall be governed by and construed in accordance with the laws of the state in which the property is located.

10. The parties hereto agree to execute and deliver, in recordable form if necessary, any and all further documents and instruments reasonably requested by any party hereto or any title insurance company to give effect to the terms and provisions of this Agreement.

11. If this Agreement is not executed by all parties then no parties that have executed this Agreement shall be bound by the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed these presents, effective as of __________________, 1998.

                                   TENANT:

                                        BUSINESS PARTNER SOLUTIONS, INC., a
                                        Texas corporation



                                             ___________________________________
                                        By:  ___________________________________
                                        Its: ___________________________________


                                   MORTGAGEE:

                                        ________________________________________


                                        By:  ___________________________________
                                        Its: ___________________________________
                                        Date:___________________________________

STATE OF  ___________    (S)
                         (S)
COUNTY OF ___________    (S)

     The foregoing was acknowledged before me this ___ day of ______________________, 19___ by __________________, as ______________ of
BUSINESS PARTNER SOLUTIONS, INC., a Texas corporation, on behalf of said corporation.

                                             ___________________________________
                                             NOTARY PUBLIC, STATE OF


STATE OF  ___________    (S)
                         (S)
COUNTY OF ___________    (S)

     The foregoing was acknowledged before me this ___ day of ______________________, 19___ by _______________, as _____________ of
___________________________________________, on behalf of said company.


                                             ___________________________________
                                             NOTARY PUBLIC, STATE OF

                                  EXHIBIT "F"

                                       TO

                                LEASE AGREEMENT

                             Short Form Memorandum
                             ---------------------


as attached

                                   SHORT FORM

                              MEMORANDUM OF LEASE
                              -------------------

     GREEN MOUNTAIN VENTURES I, Ltd., a Texas limited partnership (hereinafter referred to as "Lessor") has heretofore demised and let unto BUSINESS PARTNER SOLUTIONS, INC. (hereinafter called "Lessee"), and Lessee has heretofore leased and taken from Lessor, upon the terms and conditions and subject to the limitations more particularly set forth in a certain agreement between Lessor and Lessee dated the 27th day of February, 1998 (hereinafter referred to as the "Lease"), certain premises containing approximately 87,061 square feet situated in the 116,102 square foot building in Green Mountain Business Park in the City of San Antonio, State of Texas, said building being situated on the tract of land described in Exhibit "A" hereto and said leased premises being identified on the site plan attached hereto as Exhibit "B", together with all rights in and to the Common Area associated with the building granted by the Lease to have and to hold the same for a term to commence on or about July 1, 1998.

     EXECUTED this 27th day of February, 1998.

                              LESSOR:

                                   GREEN MOUNTAIN VENTURES I, LTD., a
                                   Texas limited partnership

                                   BY:  M. DOLAN CORPORATION, a Texas
                                        corporation, its general partner


                                        ________________________________________
                                        By:  Michael J. Dolan
                                        Its: President

                              LESSEE:

                                        BUSINESS PARTNER SOLUTIONS, INC.,
                                        a Texas corporation



                                        ________________________________________
                                        By:_____________________________________
                                        Its:____________________________________

STATE OF TEXAS      (S)
                    (S)
COUNTY OF BEXAR     (S)

     THIS INSTRUMENT was acknowledged before me on the _____ day of February, 1998, by MICHAEL J. DOLAN as President of M. DOLAN CORPORATION, a Texas corporation, as general partner of GREEN MOUNTAIN VENTURES I, LTD., a Texas limited partnership, on behalf of said limited partnership.



                                             ___________________________________
                                             NOTARY PUBLIC, STATE OF TEXAS

STATE OF TEXAS      (S)
                    (S)
COUNTY OF BEXAR     (S)

     THIS INSTRUMENT was acknowledged before me on the _____ day of February, 1998, by ___________________________, as ________________ of BUSINESS PARTNER
SOLUTIONS, INC., a Texas corporation, on behalf of said corporation.


                                             ___________________________________
                                             NOTARY PUBLIC, STATE OF TEXAS


AFTER RECORDING RETURN TO:

Mr. Kerry T. Benedict
COX & SMITH INCORPORATED
112 East Pecan Street, Suite 1800
San Antonio TX 78205-1521

                                  EXHIBIT "G"

                                       TO

                                LEASE AGREEMENT

                            Plans and Specifications
                            ------------------------


as attached

                                   EXHIBIT G
                                   ---------



                        BUSINESS PARTNER SOLUTIONS, INC.

                               87,001 SQUARE FOOT
                             OFFICE/WAREHOUSE SPACE

                          GREEN MOUNTAIN BUSINESS PARK
                               SAN ANTONIO, TEXAS



                           PERFORMANCE SPECIFICATION



                                January 13, 1998

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998



                                                  PREPARED BY: DOLAN CONTRACTORS

PREFACE

This contract specification was prepared by Dolan Contractors, based on information that was provided by BPS. These specifications are intended to describe and detail the major components of the proposed office/warehouse space and the level of both finish and construction quality. This information should not be reproduced or copied in whole or in part without the written consent of Dolan Contractors.

The work in this project involves the design and construction of office/warehouse space to be constructed within a building which is approximately 116,102 square feet in size. The space will include approximately 30,538 square feet of warehouse space, and 56,463 square feet of single floor finished office space. The proposed building will be located on a 7.589 acre site situated along the south frontage road of Loop 1604 approximately 1/4 mile east of Green Mountain Road in San Antonio, Texas.

The intended purpose and use of the facility is for administrative offices and warehouse space. The building will not be used to store or handle hazardous materials in quantities that exceed the exempt amounts as defined by the Unified Building Code/1997.


01000 GENERAL CONDITIONS

Dolan Contractors, Inc. (CONTRACTOR) will provide all engineering and architectural design, supervision, labor, materials, and building permits necessary for the completion and utilization of the facility for the intended purpose. All such expenses related to the interior fit out work as described in this specification, will be included in the rental rate.

DESIGN CRITERIA:
----------------
The work will be designed under the direction of engineers, and in compliance with the Unified Building Code/1997, Unified Plumbing Code/1997, Unified Fire Code/1997, and all requirements of applicable State, Federal, and other regulatory agencies having jurisdiction over such work. In the event of conflicts between the referenced codes, local design criteria, or interpretations by such local review authorities, the design engineer shall determine the design, which based on the engineer's professional opinion, meets the relevant written objective of the codes.


DOLAN CONTRACTORS, INC.

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998


GEOTECHNICAL STUDY/FOUNDATION DESIGN:
-------------------------------------
A detailed geotechnical investigation of the subsurface and the soil types will be prepared by our soils engineer. All foundation and site engineering design will be based on this report. A maximum concentrated floor load of 10,000 lbs. due to racking posts (with 4" x 4" x 3/8" thick base plate) will be assumed for the slab design. Roof collateral loading will be assumed to be 3 lbs. per square foot to accommodate sprinkler piping, lighting, etc. Additional information for actual floor loading due to racking, and roof loading due to suspended equipment will be required for final design.

ENVIRONMENTAL REPORT:
---------------------
A comprehensive Phase 1 environmental investigation of the proposed site has been performed by qualified personnel from an environmental engineering consultant. The Phase 1 ESA determined that the site has a low environmental risk based upon the following:

        a) a visual inspection of the surface of the site and surrounding areas for presence of possible contaminants.

        b) examination of the Federal and State lists of Superfund Sites, title abstracts of the names of prior owners, tenants and other users of the property from January 1, 1940.

This environmental report will be supplemented by visual on-site inspections to check for presence of non-gaseous contaminants that may be exposed during construction work. An updated ESA may be provided at the LESSEES expense.

LESSEE RESPONSIBILITIES:
------------------------
The LESSEE will be directly responsible for the following:

        a) LESSEE shall provide necessary information and documentation so that LESSOR may determine the correct commodity classification for the stored products as defined by the Unified Building Code/1991, Unified Fire Code, and applicable NFPA (National Fire Protection Association) Specifications.

        b) any applications for State air quality permits or any other permits required for Lessee-supplied equipment that will be operated by the building occupant.

        c) supply and installation of LESSEE-specific signage (including permit application), material handling equipment (including conveyors), security systems, battery chargers, racking, shelving, furnishings, fire extinguishers, and lockers.

WARRANTY:
---------
CONTRACTOR warrants that all materials and equipment furnished for this project shall be new unless otherwise specified and that all work will be of good quality, free from faults and defects and


DOLAN CONTRACTORS, INC.

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998

in conformance with the plans and specifications. Substitutions not properly agreed to by the parties may be considered defective.

CONTRACTOR shall, at its sole expense, remedy any defect in workmanship or materials of the building, provided that such defect shall be called to its attention in writing by the LESSEE on or before the first anniversary of the substantial completion of the project or, with respect to each punch list item, one year form the date of completion of such punch list item.

CONTRACTOR shall extend and/or assign any and all warranties to LESSEE which CONTRACTOR has received from any manufacturer, dealer or installer in connection with any equipment or other mechanical systems installed in the project. A fifteen (15) year labor and materials warranty shall be provided for the roofing system by the manufacturer of the roofing materials and the authorized installer.


02000 SITE WORK

A preliminary site plan showing the buildings location, site boundaries and site improvements is attached with this proposal.

The site work comprises the on-site soil conservation measures, clearing and stripping of topsoil, mass excavation, soil stabilization via moisture injection under the building pad ( if required ), placement of crushed stone base, site drainage, water service for fire protection and domestic supply, sewer service, paving, re-top soiling, landscaping, and exterior concrete work. All site work will be done in compliance with State and local established standards. Key features of the site work include the following:

BUILDING PAD:
-------------
The proposed site is moderately sloped and contains soils that range from weathered limestone, to mildly expansive pecan gap soils; however, the soils at the site are well suited for office/warehouse development if handled correctly. Any extremely "fat" or expansive soil found in the top strata will be removed, and the sub-grade strata will be cut and filled to form the building pad. All sub-grade and building pad work will be done in conformance with the recommendations of the project geologist or soils engineer. A layer of crushed stone base may be placed between the floor slab and the select sub-grade if required by the engineer.

PAVEMENT DESIGN AND CONSTRUCTION:
---------------------------------
Construction of pavement for vehicular and truck traffic will be designed and constructed in accordance with expected traffic volumes and local soil conditions. A six (6) inch concrete apron constructed with 4,000psi concrete, will be poured within 50 feet of the loading dock wall adjacent to the warehouse dock doors as shown on the approved site plan. Two (2) inch asphalt paving (220 lbs. per sq. yd.) placed on a 12 inch granular compacted base is planned for the exterior paved services


DOLAN CONTRACTORS, INC.

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998

subject to truck traffic. A seven (7) inch cement stabilized base or eight (8) inch asphalt stabilized base may be substituted in lieu of the 12 inch compacted base.

Parking areas for vehicular traffic will be constructed with 1 1/2 inches of asphaltic paving (165 lbs. Per sq. yd.)surface on a minimum of six (6) inches of compacted granular base. Concrete curbing will be installed along the edge of all asphaltic paving. All paved areas utilized for vehicular parking shall be designed in accordance with CBR(California Bearing Ratio) tests. All pavements will be installed over sub-grade compacted to a minimum of 90% standard proctor density. Where possible on-site materials will be used for sub-grade. All access drives for vehicular traffic will be a minimum of 25 feet wide. Driveway entrances that are used by heavy truck traffic will be 30 feet wide.

TRUCK MANEUVERING AREA:
-----------------------
A 120 ft. wide truck maneuvering area will be provided along the north side of the building adjacent to the truck loading docks as shown on the approved site plan. This area will serve two (2) 4ft. high loading docks and one (1) 2ft. high loading dock. A concrete ramp twelve (12) feet wide will be installed from the truck area to serve a 10' (w) x 10' (h) overhead door.

Pipe bollards will be installed in the concrete ramp to prevent vehicular access into the warehouse. If possible, pipe bollards will be designed to be removal by tenant.

A six (6) inch concrete pavement section, 50' in width, will be installed adjacent to the loading docks.

All unpaved areas within 120 feet behind the adjacent space will be paved by Lessor at no additional cost to Lessee, subject to execution of a lease for adjacent space. If the adjacent space is utilized for warehouse, Lessee may request pavement consistent with the existing truck maneuvering area which would include concrete and heavier pavement designs. If the space is used for office use, the area may be paved to accommodate vehicular parking.

FENCING:
--------
The truck maneuvering area will be enclosed with a six (6) foot industrial grade chain link security fence with three (3) strands of barb wire along the top.
The fencing will be constructed with 9 ga. galvanized fabric, 1 5/8" - 2.27 # / ft. top railing, 1 7/8"- 2.72 # / ft. line posts, and 2 7/8" - 5.79 #/ft.
terminal posts. A 30 foot access gate on a mechanical roller mechanism will be installed at the truck access points.

REQUIRED PARKING:
-----------------
Parking for 290 cars (including six handicap spaces) will be provided. Approximately 1.18 acres adjacent to the north boundary of the site(as shown on the approved site plan) will be reserved, as provided in the lease, to accommodate an additional eighty (80) parking spaces. Forty (40) parking spaces in excess of the additional eighty spaces are also available on the adjacent site to the west. All additional parking in excess of the 290 spaces will be funded by the LESSEE in accordance with the Lease.


DOLAN CONTRACTORS, INC.

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998

Parking spaces will be sized at 9' wide by 18' deep. All asphaltic parking areas will be bound with six (6) inch concrete curbing, and will include all paint striping and handicap signage required for such spaces.

SIDEWALKS:
----------
Sidewalks will be placed along the south face, east face of the building, and a portion of the north face, in an area between the parking lot and the building as shown on the approved site plan. Sidewalks will be constructed with concrete and shall have a minimum width of four (4) feet.

Concrete sidewalks will also be constructed along the streets as required by municipal codes.

A concrete paved pad area will be constructed at the location shown on the approved site plan. The pad will be approximately 25 feet wide by 30 feet long and paved with concrete. A metal covering, approximately 25 feet wide and 20 feet long will be constructed over a portion of this pad.

DUMPSTER PAD:
-------------
A concrete dumpster pad approximately 15 feet wide and 15 feet long will be provided in the area shown on the approved site plan. Landscaped screening will be provided to comply with the Business Park Covenants.

LANDSCAPING:
------------
Landscaping including berms, trees, shrubs and lawn sprinklers will be provided adjacent to the main office and parking areas in accordance with the City of San Antonio landscape ordinance.

Twenty (20) Oaks or Cedar Elms (minimum 1 1/2" caliper) will be planted along the street and Loop 1604 as shown on the site plan and five (5) Oaks or Cedar Elms (minimum 1 1/2" caliper) will be planted in various areas adjacent to the building.

Landscaped areas adjacent to the building and within 200 feet of the building entrance will be fully sodded with Bermuda grass. Approximately 700 square yards of sodding is included in this proposal. All other disturbed areas within the building site will be hydro mulched with Bermuda or Rye grass.

One hundred eighty (180) 5 gallon shrubs will be planted for adjacent to the building and parking lots. Planting beds will also be placed at two (2) parking lot entrances and at the entrance to the building.

A lawn sprinklering system will be installed for all landscaped areas adjacent to south and west sides (street frontage) of the building, which are between the building and the parking lots, and between the parking lots and the adjacent streets. Portions of the southeast corner of the site may be landscaped, sprinkled and maintained by the Business Park Association.


DOLAN CONTRACTORS, INC.

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998



FIRE LINE:
----------
A fire department connection will be provided in accordance with the requirements of the local Fire Marshal.

WATER AND SEWER SERVICE:
------------------------
A two (2) inch domestic water service line will be provided for water service to the interior of the building. A separate two (2) inch water service will be provided for the lawn sprinkler system.

A six (6) inch sanitary sewer lateral will be provided, sufficient to serve the toilet facilities for 340 employees. Some additional waste water generated by future expansions has been considered.


03000 CONCRETE

Concrete for foundations and footings will be a minimum design mix of 3,000 psi compressive strength tested at 28 days.

The interior floor slabs will utilize 4,000 psi design mix and will have a minimum thickness of 6" in warehouse areas. All construction joints will use an American Concrete Institute approved keyway. All interior floors will be finished with steel trowels until a hard burnished surface is achieved, and either wet-cured or cured with a "cure and seal" product complying with the requirements of ASTM C-309.

Flatness and levelness will meet requirements as determined by Business Partner Solutions, and Dolan Contractors for Face Floor Profile Numbers (F-Numbers) as determined by ASTM E 1155 for random traffic floors. This method of specifying floor flatness/levelness provides information which can be compared with actual field measurements taken using a floor profilometer and will ensure that the floor is flat and level enough for use of a specific type of lift equipment. Dolan Contractors will perform occasional flatness and levelness testing for random traffic paths, however should the Lessee require comprehensive testing of the floor slabs this could be performed at additional cost.

The exterior slabs on grade will utilize 4,000 psi. design mix. All construction joints will use an American Concrete Institute approved keyway.

All exterior concrete drive ramps or paving pads (if any) will be constructed utilizing 3000 psi design mixed and reinforcement as determined by the engineer.

The exterior walls will be load-bearing reinforced concrete tilt-up panels utilizing a minimum 4,000 psi. design mix. Panel thicknesses and sizes will be determined by the structural engineer. All exterior wall surfaces will be smooth with some architectural rustication.


DOLAN CONTRACTORS, INC.

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998


04000 MASONRY

No masonry block construction is anticipated in this project.


05000 METALS

STRUCTURAL STEEL, JOINTS & ROOF DECK:
-------------------------------------
The structural system of the building will be a conventional steel structure using either standard "H sections" or square tubes for columns. The roof structure will be open-web bar-joist and joist-girder construction with a 22 gauge Type B metal deck with a white baked enamel visible from inside the building.

The minimum clear height under roof steel in all warehouse storage areas will be 28 feet.

The interior bay sizes for the main building area will be @ 40 feet by 60 feet. The partition wall placement may reduce the area between columns, and interior wall locations.

STEEL STAIRS:
-------------
Steel stairways with hand rails will be provided at all exit doors from the warehouse to the truck maneuvering area.

ROOF ACCESS LADDER:
-------------------
One roof access ladder will be provided. The roof access ladder will be placed within the warehouse, and will access the roof through a 4' by 4' roof hatch.

COVERED PARKING:
----------------
Fourteen (14) covered parking spaces will be provided adjacent to the executive office area, with one space reserved for access to the building. Covered parking spaces will be equipped with lights below the roof covering.


06000 WOOD AND PLASTIC

BLOCKING:
---------
Blocking, nailers and backing strips, will be installed as required for toilet partitions, urinals, lavatories, built-ins and doors as shown on the plans.

WINDOW SILLS:
-------------
Wood window sills in the finished office area will be finish grade pine or fir with a clear varnish or enamel painted finish. The contractor, at its option, may upgrade the window sills to plastic laminate covered board. LESSEE may select the laminate color subject to the contractor's approval.

DOLAN CONTRACTORS, INC.

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998


07000 THERMAL AND MOISTURE PROTECTION

ROOFING:
--------
The roofing will be a mechanically fastened single-ply membrane (from an approved manufacturer) over a 2 inch thick rigid polyisocyanurate board (R-14). The roof will be designed to comply with the Unified

Building Code/1997 and will carry a full 15 year warranty on labor and materials. All roof slopes will be a minimum of 1/4 inch per foot. The roofing system will have a Class A fire resistance rating. Roofing installation will be thoroughly inspected by the roof manufacturer's representative.

ROOF HATCH:
-----------
One insulated, galvanized, steel roof access hatch (4' x 4') will be provided at the roof access ladder location. The hatch will be designed to allow for locking from the interior of the warehouse.

HEAT AND SMOKE VENTS:
---------------------
Heat and smoke vents will be provided in the warehouse area as required by the Uniform Fire Code and Local fire department requirements. The vents will be Underwriters Laboratory listed with either a dome top metal lid or a dome acrylic lid. One (1) 4' x 8' vent with an acrylic lid shall be installed, when acceptable under local codes, in each 40' x 60' warehouse bay, adjacent to the truck loading areas. Four (4) acrylic lid vents are planned in the warehouse area. The heat and smoke vents shall be manufactured by Naturalite (model UFV-55102) or approved equal.


08000 DOORS AND WINDOWS

OVERHEAD DOORS:
---------------
Four (4) overhead doors @( 10'W x 10'H) will be located at the dock area. The overhead doors will be manually operated with a chain hoist, vertical lift, foam-filled (R-7 minimum), sectional steel (minimum 25 gauge exterior skin) doors with a single insulated view window. Overhead door finishes will be factory-applied baked enamel paint (white). The doors will be manufactured by Clopay (model 3200), Overhead Door (model 426), or approved equal.

Pipe bollards will be placed at the exterior location of the grade level ramp access door to the warehouse. The bollards will be designed and placed to prevent vehicular access through the ramp door.

FOLDING GUARD GATES:
--------------------
A folding guard gate will be provided at each 10' x 10' warehouse door opening. The gates shall be manufactured by Folding Guard Corporation or approved equal.


DOLAN CONTRACTORS, INC.

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998


EXTERIOR DOORS AND FRAMES:
--------------------------
Store front glass entrance doors will be provided at five (5) entrances to the office areas. Entrances will include four (4) dual 3' x 7' doors and two (2) single 3' x 7' doors. Two (2) of the dual doors and one of the single doors will be installed as exit only doors.

Hollow metal doors will be provided in exterior walls along the dock area as required. The doors will be 3' x 7' and constructed with 16 ga. steel, 1 3/4" polyurethane cores and installed with 16 ga. door frames. The doors will be manufactured by CECO, Dean Steel or approved equals. Egress hardware and closers will be installed on each door as specified below.

EXTERIOR DOOR HARDWARE:
-----------------------
Heavy duty commercial hardware (grade 1) will be used on entrance doors to the office areas. The finish will match the door finish as specified by Lessee. The door levers will be manufactured by Arrow (series B) or Schlage (series D). Door closers will be installed on all exterior doors from the office area. The closers will be manufactured by Norton (model 8501), LCN (model 1461) or approved equal. Door hinges will be heavy weight, high frequency hinges with non-removable pins and a brass finish over stainless steel. Hinges will be manufactured by Hager (model BB 1199) or approved equal.

Heavy duty commercial hardware (grade 1) with a satin chrome finish will be used on exterior hollow metal doors. A rim exit device with outside lever and key will be installed as manufactured by Arrow (model 3808xSl08) or approved equal. Door hinges will be heavy weight, high frequency hinges with non-removable pins and a satin chrome finish. Hinges will be manufactured by Hager (model BB 1168) or approved equal.

INTERIOR DOORS AND FRAMES:
--------------------------
Two (2) dual - 3' x 7' store front glass doors will be provided in the main lobby and waiting area.

Interior office doors will be 3' x 9'(except as otherwise specified in this section) with a plastic laminate exterior to be selected by LESSEE from the manufacturers standard colors. Interior office doors shall be constructed with particle core (ANSI type A208.1LD-2) except where fire rated doors are required, and shall be manufactured by Marlite (type PC-HPDL), or approved equal.
Interior door frames shall be satin clear aluminum as manufactured by Rayco, Altura or approved equal. This proposal includes eighty (80) single office doors and four (4) dual office doors.

Sliding closet doors will be provided in the training rooms. These doors will be 2 1/2' x 7' with plastic laminate exterior matching the office doors. Closet doors shall be hollow core as manufactured by Marlite (type SHC) or approved equal. This proposal includes sixteen (16) closet doors.

Hollow metal doors 3' x 7',(18 ga.) 16 ga. hollow metal door frames and hardware, will be installed within the warehouse and between the warehouse and office areas. The doors connecting office areas


DOLAN CONTRACTORS, INC.

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998


with the warehouse, will be constructed with glass kits. Three (3) single doors and one (1) double door are included in the proposal.

INTERIOR DOOR HARDWARE:
-----------------------
Standard commercial grade hardware (grade 2) with a bright chrome finish will be installed on all interior doors except as specified below. Interior office door levers will be manufactured by Arrow (series M), Schlage (series AL) or approved equal.

Heavy duty commercial hardware (grade 1) with a satin chrome finish will be used on interior hollow metal doors between the waiting area and hallways, and the office hallways and the warehouse. A rim exit device with outside lever and key(except on doors which are designated for exit only) will be installed as manufactured by Arrow (model 3808xSl08) or approved equal. Door hinges will be heavy weight, high frequency hinges with non-removable pins and a satin chrome finish. Hinges will be manufactured by Hager (model BB 1168) or approved equal.

Door hinges for hollow metal doors between the warehouse and office areas will be heavy weight, high frequency hinges with non-removable pins and a satin chrome finish over steel. These hinges will be manufactured by Hager (model BB1168) or approved equal. Door hinges for interior office doors will be standard weight, medium frequency hinges, with a satin chrome finish over steel. These hinges will be manufactured by Hager (model 1279) or approved equal.

EXTERIOR WINDOWS:
-----------------
The exterior shell of the building will be designed to allow for exterior glass as shown on the approved elevation. No exterior windows will be placed in the integration and lab tech areas. Exterior windows will be constructed with 1/4 inch bronze tinted monolithic glass and tempered as required by code. Window frames will be bronze aluminum (1 3/4" x 4").

INTERIOR GLASS:
---------------
All interior glass will be clear, tempered as required by code, and installed in aluminum frames with a satin chrome finish, except for interior glass installed in glass kits for hollow metal doors or glass frames exposed to the warehouse. Glass exposed to the warehouse will be installed in hollow metal frames.

Each interior office shall be constructed with clear single sheet glass adjacent to the door. The glass will be 16" wide by 8' high. The break room will include three (3), 4' x 5' glass windows. The computer room will include seven (7), 4' x 5' glass windows. The integration and lab tech room will include two (2), 4' x 5' glass windows. One director and three manager offices will include one
(1), 4' x 5' glass window in each. The total interior finish will include 832 square feet of interior glass.


DOLAN CONTRACTORS, INC.

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BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998


09000 FINISHES

The Exterior face of concrete walls will be painted with a weather resistant textured paint. The underside of exposed metal roof deck in the warehouse area will be factory-painted white.

Interior space planning and architectural services for the interior space will be included as part of the base rent. The orientation of this space will be mutually acceptable to Business Partner Solutions, Inc. and Dolan Contractors.

INTERIOR STUD WALLS AND DRYWALL:
--------------------------------
Metal studs and drywall shall be installed in conformance with the office layout as shown on drawing CP-1, prepared by David L. Barger and Associates, dated 12/12/97, or approved modifications thereto.

The interior partition wall will be full height, constructed to the bottom of the roof deck. The partition wall will be constructed with 6" metal studs, will have sheet rock on both sides, and will be taped and spackled, within the leased space. Insulation shall be placed in the partition wall to the ceiling height
of the adjacent   areas used as offices.

Metal studs (4") and drywall (5/8" thickness) will be used within the following areas and installed to the specified ceiling heights:

AREA                CEILING HEIGHT (FT.)
----                --------------------
Main Lobby                    16'
Work Station Areas            14'
Main Hallways                 12'
Integration and Lab Tech      12'
Break Room                    12'
Training Rooms 1 & 2          12'
Computer Room/Guest Services  12'
Executive Area                10'
All Other Areas                9'

Insulation shall be placed in the interior walls surrounding all offices, conference rooms, restrooms, the computer room, training rooms, the break room wall adjacent to the hall, and in all exterior walls.

TAPE AND SPACKLE DRYWALL:
-------------------------
All drywall surfaces, shall be taped, spackled, and prepared for painting.


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BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998

INTERIOR PAINTING:
------------------
All interior drywall surfaces shall be painted with commercial grade latex paint (eggshell sheen). All interior wood surfaces shall be stained or painted with an oil based satin or semi-gloss paint. All interior metal surfaces with the office areas (excluding prefinished aluminum door and window frames) shall be painted with latex eggshell or semi-gloss paint.

The paint shall be roller or brush applied in conformance with the manufacturers specifications for the paint. The paint manufacturer shall be Devoe (Wonder tones) or an approved equal. The LESSEE may select the paint color for various areas from the standard paint colors provided by the manufacturer, subject to the approval of the color by the Contractor.

EXTERIOR PAINTING:
------------------
All exterior concrete surfaces shall be painted with commercial grade weather resistant textured paint. The paint shall be a high build latex textured coating as manufactured by Devoe (Spra-Max) or approved equal. The exterior paint shall be spray applied in conformance with the manufacturers recommendations. Paint colors will be selected by the CONTRACTOR subject to LESSEE's approval.

OFFICE CEILING:
---------------
Office ceilings shall be installed with lay-in ceiling support grids on a 2' x 4' grid spacing. The grids will be attached to the roof framing via wire tie connections. The suspension system will be designed to support insulation (if required), lighting, diffusers and all other grid mounted equipment, and will be installed at the heights listed under the stud and drywall section. The ceiling tiles shall be white and manufactured by Armstrong (style: Second Looks II) or approved equal.

OFFICE FLOORS:
--------------
The following floor finishes and quantities are included in this proposal for the areas listed. The anticipated unit costs for the flooring is shown for reference.



OFFICE                               FLOOR          APPROX.     UNIT
AREA                                COVERING       AREA (SF)  COST(PSF)
-----------------------------  ------------------  ---------  ---------
Entry and Waiting              Quarry Tile            1,985      $6.50
Hallways                       High Endurance         3,970      $2.50
                                Vinyl
Break Room                     High Endurance         1,520      $2.50
                                Vinyl
Executive Area                 Nylon Carpet           3,275      $1.50
                               36 oz. Cut Pile

DOLAN CONTRACTORS, INC.

                                       12
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BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998




OFFICE                               FLOOR          APPROX.     UNIT
AREA                                COVERING       AREA (SF)  COST(PSF)
-----------------------------  ------------------  ---------  ---------
Computer Room                  Computer Raised
                               Flooring                 845      $7.00
Integration/Lab Tech.          Anti -Static VCT       5,772      $4.00
Executive Storage/File/Work    VCT                      152      $1.15
Accounting File Room           VCT                    1,233      $1.15
Accounting Work/Copy           VCT                      289      $1.15
Mail Room                      VCT                      616      $1.15
Phone/Utility Areas            VCT                      300      $1.15
Storage                        VCT                      100      $1.15
Janitor                        VCT                       42      $1.15
Admin. Storage/Food Prep.      VCT                      640      $1.15
Sales Files Storage            VCT                      520      $1.15
Prod. Group & Tech Support     VCT                      352      $1.15
Bathrooms                      2"x2" Ceramic Tile       860      $6.50
Other Areas                    Carpet                33,689      $1.40
-----------------------------  ------------------   -------      -----
                                                     56,160 SF

This proposal also includes 7,550 linear feet of rubber cove base, materials, labor, taxes, permits, and other charges related to the installation by a commercial flooring supplier and installer.

LESSEE will be allowed to select floor finishes and colors for product types provided by CONTRACTOR; however, if the cost of such finishes exceeds the allowance, LESSEE shall pay the difference prior to installation.

OFFICE BATHROOMS, FLOORING AND WALLS:
-------------------------------------
All bathrooms within the office area shall be finished with 2' x 2' ceramic tile on the floors with 4" trim to match the walls, and 4" x 4" ceramic tile from the floor to a height of eight (8) feet above the floor, along the wet walls. Floor tiles may be selected by LESSEE from Group 1 or Group 2 colors. Wall tile may be selected by LESSEE from Group 2 colors. Ceramic tile will be manufactured by Dal-Tile or approved equal.

All other walls in the bathroom space shall be painted drywall, unless otherwise specified by Owner.

WAREHOUSE FLOORS:
-----------------
The following floor finishes and quantities for the warehouse areas are included in this proposal for the listed areas.


WAREHOUSE               FLOOR        APPROX.
AREA                  COVERING      AREA (SF)
-----------------  ---------------  ---------
Secure Storage     Anti-Static VCT       800
Toilet Room        VCT                    48
All Other Areas    Concrete


DOLAN CONTRACTORS, INC.

                                       13
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BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998


010000 SPECIALTIES

FLAGPOLES:
----------
One (1) flagpole shall be installed at the exterior of the building in a location acceptable to LESSEE. The pole shall be commercial grade, 35 feet in height, with a natural anodized aluminum finish, and a gold anodized finial, as manufactured by Sentry or approved equal.

TOILET PARTITIONS:
------------------
Toilet partitions shall be installed for each water closet provided more than one water closet is located in a bathroom. The partitions shall be floor braced, pre-finished with standard colors and installed with heavy duty chrome/stainless steel hardware. Partitions and urinal screens will be manufactured by the Mills Company (series 500), Global (Regal Model) or approved equal.

WASHROOM ACCESSORIES:
---------------------
Washroom accessories shall be commercial grade stainless steel with a satin finish as manufactured by Bradley or approved equal.

Each bathroom shall be equipped with the following: One (1) model 234 towel dispenser/waste receptacle, one (1) model 5234 double roll toilet tissue holder for each water closet, a 36" and 42" grab bar (series 812) for each handicap water closet, and one (1) soap dispenser (model 6324) per lavatory.

Women's bathrooms will include the model 5263 toilet tissue dispenser in lieu of the model 5234. Women's bathrooms will also include one (1) napkin disposal unit (model 4781) within each water closet location.

011000 EQUIPMENT

The following dock equipment will be provided:
Two (2) 6 ft. x 1 ft. 20,000 lb. mechanical dock levelers (Edge O Dock type) with bumpers. The cost of the dock equipment will be included in the warehouse finish out allowance on 4'docks.


012000 FURNISHINGS

COUNTER TOPS, CABINETS AND VANITIES:
------------------------------------
Counter tops, cabinets, vanities, and other built-ins (collectively called built-ins) will be provided as shown on the approved plans and as described below:


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

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998



AREA                              TYPE OF BUILT-IN            LINEAR FEET                       COMMENTS___________
---------------------------  ---------------------------  -------------------  -----------------------------------------------------

Bathrooms                    Vanities                              48'         One sink in each bathroom will allow for handicap
                                                                               access.
Break Room                   Base w/ Counter Top                   16'
                             Upper Cabinets (30")                  16'
                             1/2 wall with 12" Counter Tops        22'         location and orientation to be approved by Lessor.
                             1/2 wall with 12" Counter Tops        22'         location and orientation to be approved by Lessor.
Sales File Storage           Base w/ Counter Top                    8'
                             Upper Cabinet                          8'
Production Group&            36" Table Top(Against Wall)           48'         36"above finished floor,
Tech Support                                                                   open underneath
                             Upper Bookshelf                       48'         30"above table top
Training Room #1             Base w/ Counter Top                   28'
Training Room #2             Base w/ Counter Top                   24'
Executive Conf.              Base w/ Counter Top                   22'
Executive Break              Base w/ Counter Top                   16'
                             Upper Cabinets (30")                   8'
Integration&Lab Tech.        40" Table Tops                       225'         4'above finished floor, open underneath
                             (Free Standing)
                             12" Shelf                            225'         2' above table tops
Guest Services               2'x4' Phone Banks                     32'         32" above finished floor
                             3'x4' Laptop & Phone Banks            32'         32" above finished floor

All built-ins will be constructed to commercial standards, with colors and laminates selected by the LESSEE from the manufacturers standard colors. Laminates may be selected from standard colors provided by Wilsonart, Pionite, Formica, Nevamai or approved equal. LESSEE may request additional built-ins, provided LESSEE shall pay the difference prior to installation.

Closets will be constructed along one wall of each training room. The closets will be constructed using studs and drywall with 2 1/2'x 7' sliding access doors. The bottom area of the closets will be open and sized to allow for stacked storage of chairs. A shelve (18" in width) will be installed at 6' above the floor running the full length of each closet.

DOLAN CONTRACTORS, INC.

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BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998


013000 SPECIAL CONSTRUCTION

No special construction is anticipated for this project.



014000 CONVEYING SYSTEMS

No conveying systems are anticipated in this project.



015000 MECHANICAL SYSTEMS

PLUMBING:
---------
Toilet room facilities sufficient to handle 340 employees will be provided in accordance with the Unified Plumbing Code general standards assuming 60% of the employees are women and 40% are men. Plumbing fixtures will be commercial grade (American Standard, Kohler, or a equal) and will include the following:


AREA                        FIXTURE          QUANTITY                       TYPE
------------------------  ------------  ------------------  -------------------------------------
Mens Toilet Room #1       Water Closet           3          Power Flush
     (East Office)        Urinal                 2
                          Lavatory               2          Drop-In
                          Faucets                2          Single Lever ADA
                          Floor Drain            1
Mens Toilet Room #2       Water Closet           4          Power Flush
   (South Office)         Urinal                 3
                          Lavatory               3          Drop-In
                          Faucets                3          Single Lever ADA
                          Floor Drain            1
Women's Toilet Room #1    Water Closet           8          Power Flush
     (East Office)        Lavatory               4
                          Faucets                4          Single Lever ADA
                          Floor Drain            2
Women's Toilet Room #2    Water Closet           5          Power Flush
     (South Office)       Lavatory               2          Drop-In
                          Faucets                2          Single Lever ADA
                          Floor Drain            1
Executive Break Room      Sink                   1          18 ga. Stainless Steel-8" single bowl
                          Ice Maker              1          Under counter type
                          Water Line Outlet      1          With connection for coffee maker


DOLAN CONTRACTORS, INC.

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

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998



Break Room            Sink                       1          18 ga. Stainless Steel-8" double bowl
                      Ice Maker                  1          Under counter type
                      Dish Washer                1
                      Water Line Outlet          1          With connection for coffee maker
Janitor's Room        Mop Sink                   1          Molded Stone Type
                      Faucet                     1
                      Floor Drain                1
Warehouse Toilet      Water Closet               1
                      Sink                       1          Wall Mounted
                      Faucet                     1          Single Lever ADA type
                      Floor Drain                1
Other                 Hot Water Heaters          3          Low Boy Style-120V
                      Drinking Fountains         4

Water closets, urinals, and lavatories will be manufactured by American Standard, Kohler, or an approved equal. Flush valves will be manufactured by Sloan(Regal Model). Bathroom faucets will be manufactured by American Standard(Reliant Plus Series), Kohler(Coralias), Moen(L 4621), Delta(D 520), or an approved equal. Sinks will be manufactured by Elkay(LR Series 3322)and(LR Series-A D 2522-65-3) or an approved equal. The mop sink and faucet will be manufactured by Fiat(sink-MSB-2424, faucet-830-AA)or approved equal. Hot water heaters will be manufactured by AL Smith, Rheem, or approved equal. Drinking fountains will be manufactured by Elkay ( EB-FSA-8) or approved equal. Ice makers will be under counter types as manufactured by Scotsman or an approved equal.

No special tanks (including grease separators and acid neutralizers), showers or eyewash stations have been included. Gas piping to heating units will be installed in accordance with local and State codes.

HVAC:
-----
Rooftop single package HVAC units will be used in the finished office area to provide heating and air conditioning. The system will be designed to provide 68 degrees F when the outside ambient temperature is 30 degrees F, and the air conditioning will be designed to provide 78 degrees F when the outside air is at 100 degrees F and 30% relative humidity. A fiberglass duct system and standard 2' x 2' perforated diffusers will be sized to supply air circulation in the office area. HVAC units will be high efficiency units with a minimum standard energy efficiency rating (SEER) of 11.0 as manufactured by York(sunline 2000 series);Carrier, Trane or approved equal.

Dolan Contractors will prepare an HVAC layout, showing HVAC unit locations, thermostat locations and zones. This HVAC plan will be submitted to Business Partners Solutions (BPS) for review and approval prior to finalizing the design and proceeding with construction.

Heating will be provided in the warehouse utilizing a single gas indirect fired radiant heater as manufactured by Johnson or E.R. Camplell, or by direct fired gas units as provided by Reznor, Modine, Trane, or approved equal.


DOLAN CONTRACTORS, INC.

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998


Exhaust fans will be provided in the finished office area including bathrooms, to meet code requirements. Exhaust fans will be manufactured by Cook, Greehack, Karnes. or approved equal.

FIRE SUPPRESSION SPRINKLERING:
------------------------------
The finished office area will be provided with an automatic wet sprinkler system throughout, designed in accordance with NFPA 13 and subject to approval by reviewing agencies. Occupancy will be Class I (light hazard) use. Ceiling height will vary from approximately 9'-0" above floor to 16'-0" above the floor. Office sprinklers will be designed to provide a density of 0.15 g.p.m. per square foot over any remote 1500 square feet using concealed pendent heads in all areas excluding the warehouse.

The warehouse sprinkler system will be designed to accommodate class 3 commodities in storage heights, not to exceed 28' above the finished floor.

The pump room for the fire pump will be situated in the adjacent space at the north west corner of the building. The area required for the fire pump and operating expense will be included in the common area costs for the building.

Interior hose stations, flow and tamper switches, alarm bells, fire extinguishers, signs, backflow preventers and fire department connections will be provided as required by code. Sprinkler risers may be equipped with inside control valves. All systems will be hydraulically calculated to provide the required flow at the minimum needed sprinkler discharge pressure. All sprinkler system piping (underground and overhead) will be installed and tested in accordance with the requirements of NFPA 13, 231C and 24. The installation will also conform to all State and local requirements.


016000 ELECTRICAL

All work will be done in accordance with the Unified Electrical Code and all local requirements.
The building service will be 480V, 3 phase, and sized to handle the anticipated loads.

ELECTRICAL WORK:
----------------
The electrical work will include service to the building, interior transformers for the warehouse and office, materials, labor, taxes, permits, and other charges related to the installation of the items included in this section.

SITE LIGHTING:
--------------
Site Lighting will be provided such that all drives, car parking and loading dock areas are illuminated in accordance with local standards. Seven (7) pole-mounted lights (400 watt, metal halide) will be installed on 25 ft. high laminated wood, steel or aluminum poles in the car parking areas as shown on the approved site plan. Wall-mounted lights

DOLAN CONTRACTORS, INC.

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

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998


(400 watt or 250 watt as required) will be installed around the perimeter of the building in the location shown on the approved elevation plan. This proposal includes twenty four (24) wall lights.

Each exit door will have an exterior wall-mounted light above it, unless a site lighting is located in the immediate vicinity. All exterior lights shall be controlled by photo-cell.

WAREHOUSE LIGHTING:
-------------------
Warehouse lighting fixtures will be 400 watt, metal halide high-bay lights spaced at 25' center to center in the racking aisles. An additional four (4) lights will be placed above each interior staging area (40' x 40') adjacent to the loading docks. A total of 85 light fixtures are planned in the warehouse. Emergency exit lights will be provided at the exit doors in accordance with code requirements.

OFFICE LIGHTING:
----------------
Finished office area lighting will be provided by a 2ft. by 4ft. drop-in flourescent lights with electronic ballast and parabolic lenses. Office lighting will be designed to allow for a minimum of 50 foot candles at desk height.

Recessed lighting, complete with dimmer switches will be used to supplement the parabolic lighting in both training rooms, and the board room. Approximately one (1) recessed light will be spaced along every eight feet of wall within these rooms.

Bathroom lighting will be provided by a 2ft. by 4ft. drop-in fluorescent lighting with acrylic lenses to provide 30 foot-candle at floor level.

SWITCHES, RECEPTACLES, AND MODEM/TELEPHONE DROPS:
-------------------------------------------------
Switches and duplex receptacles are planned for each of the following areas as indicated below. In addition, this proposal includes conduits for modem, computer wiring, and telephone lines from the wall location shown on the approved plans, to a point above the ceiling. Dolan Contractors will submit a drawing to Business Partner Solutions, Inc. (BPS) showing the location of all switches, standard receptacles, computer receptacles and conduit drops. BPS shall have the right to review and approve such plan prior to final design and construction. Any additional conduit, unless specified in this section, will be the responsibility of the LESSEE.



                                                EQUIPMENT PER AREA
                                                ------------------      COMPUTER
                          NUMBER              STANDARD     COMPUTER   MODEM/TELEPH.
AREA                     OF AREAS  SWITCHES  RECEPTACLE   RECEPTACLE    DROP(S)       OTHER
-----------------------  --------  --------  -----------  ----------  ----------    ----------
GENERAL OFFICE AREAS:
--------------------
Entrance Doors              5         3            0           0           0
Waiting                     1         4            8           0           1
Reception                   1         2            1           2           1
Main Hallways               1        26           22           0           0
Guest Serv.                 1         2            4           8           4


DOLAN CONTRACTORS, INC.

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998



                                                EQUIPMENT PER AREA
                                                ------------------      COMPUTER
                          NUMBER              STANDARD     COMPUTER   MODEM/TELEPH.
AREA                     OF AREAS  SWITCHES  RECEPTACLE   RECEPTACLE    DROP(S)       OTHER
-----------------------  --------  --------  -----------  ----------  ----------    ----------
GENERAL OFFICE AREAS:
--------------------
Computer Room               1         2            1          10            4     Four(4)-208V-30A
Break Room                  1         6           11           3            2
Training Rooms              2         3            8           8           12     One(1) Floor Plug
Acct. Files                 1         2           10           3            3
Acct.Ops/Work Copy          1         3            9           4            4
Phone Utility Room          1         1            3           1            1
Shipping Receiving          1         3            3           1            4
Admin. Storage              1         2            9           2            2
Sales Files/
  Storage/Copy              1         2            8           2            8
Phone/Utility Room          1         1            3           1            1
Library                     1         2            4           4            4
Mkt./Display/Stor.          1         2            7           2            0
Prod. Group/
  Tech. Support             1         2            4           4            4

EXECUTIVE:
---------
Waiting                     1         4            6           2            2
Hall                        1         2            3           0            0
Board Room                  1         3            6           4            4     Two(2)floor plugs
Exec. Conf.                 1         2            4           1            1
Files                       1         1            4           0            1
Break                       1         2            2           0            0

OFFICE/CONF. ROOMS:
------------------
Executive                   4         2            4           1            1
Sales VP/Director           8         1            3           1            1
Managers                   34         1            2           1            1
IBM Office                  1         2            2           2            2
Conference Rooms            7         1            3           1            1

WORKSTATION AREAS:
-----------------
Workstations              283         0       By Lessee    By Lessee   Power Poles by Lessee
Exterior Wall               1         0           10          10            20
Interior Walls              1         7           29           0             0
Filing Areas                3         1            1           1             1



DOLAN CONTRACTORS, INC.

BUSINESS PARTNER SOLUTIONS, INC.
EXHIBIT G
JANUARY 30, 1998




                              NUMBER OF                              COMPUTER
                                AREAS    SWITCHES  STAND.  COMPT.  MODEM/TELEPH.       OTHER
                              ---------  --------  ------  ------  -------------  ----------------
INTEGRATION & LAB TECH:
-------------------------
Work Tables                        3         0       0      10            2         Ten(10)-208V-30A
Work Tables                        2         0       0      15            2
Exterior Walls                     1         4       5       0            3
Interior Walls                     1         4      12       2            2

WAREHOUSE:
-------------------------
Secure Storage                     1         2       4       0            0
Janitor/Whs. Toilet                1         1       1       0            0
Air Compression                    2         1       0       0            0         1 Dedicated 220V
Packaging                          1         1       0       0            0         1 Dedicated 110V
Overhead Doors                     4         0       1       0            0
Exit Doors                         2         2       1       0            0
Interior Walls                     1         0      10       0            0
Partition Doors                    2         2       1       0            0
-------------------------        ---       ---     ---     ---          ---
Totals                                     188     357     200          162

The LESSEE will provide workstations complete with receptacles, wiring within the workstation to a power pole. LESSEE will also provide power poles capable of connecting all circuitry, modem and telephone lines from the workstations to a connections box above a 14 foot ceiling. Workstations adjacent to walls will not require power poles. LESSEE will be responsible for providing all power and circuitry to the workstation power poles.

LESSOR will be responsible for the power poles to the ceiling, in the workstation areas, except where workstations are located adjacent to walls in which case LESSOR will be responsible for the whip connections.

Computer receptacles will be provided in the locations shown on the approved plan and further described above. No more than eight (8) computer receptacles will be placed on a circuit, unless the workstation wiring within the workstations will not allow for a reduced receptacle count on specific circuits.

Floor conduit and floor plugs will be provided in the training rooms and board rooms as specified by the LESSEE, and shown on the approved plan.

Wiring for telephone, computer communication, CCTV, and security systems are not included in this specification, and are the responsibility of LESSEE.


DOLAN CONTRACTORS, INC.